OFFICE LEASE

BY AND BETWEEN:

LANDLORD

PARKSTONE OFFICE CENTER, LLC,
an Indiana limited liability company

and

TENANT

SIGMA HOLDINGS, LLC
an Indiana limited liability company,
d/b/a Fifth Gear

Federal Tax ID# 26-3429241

TABLE OF CONTENTS

Page

EXHIBITS

OFFICE LEASE

THIS OFFICE LEASE ("Lease") is entered into by Landlord and Tenant as described in the following basic lease information on the date that is set forth for reference only in the following basic lease information. Landlord and Tenant agree:

ARTICLE 1

BASIC LEASE INFORMATION

1.1 Basic Lease Information. In addition to the terms that are defined elsewhere in this Lease, these terms are used in this Lease:

(a) **LEASE DATE:** 11/23, 2010

(b) **LANDLORD:** Parkstone Office Center, LLC, an Indiana limited liability company

(c) **LANDLORD'S ADDRESS:** For Notices:
c/o Finsilver/Friedman Management Corporation
34975 W. 12 Mile Road
Farmington Hills, MI 48331

For Payment of Rent:
Parkstone Office Center
c/o Finsilver/Friedman Management Corporation
PO Box 635235
Cincinnati, OH 45263-5235

(d) **TENANT:** Sigma Holdings, LLC, an Indiana limited liability company, d/b/a Fifth Gear

(e) **TENANT'S ADDRESS:** Prior to Commencement Date:
6720 Parkdale Place
Indianapolis, IN 46254

After Commencement Date:
9100 Purdue Road
Suite 400
Indianapolis, Indiana 46268

(f) **BUILDING ADDRESS:** 9100 Purdue Road, Indianapolis, IN 46268

(g) **PREMISES:** The premises shown on Exhibit A to this Lease, known as Suite 400.

(h) **USABLE AREA OF THE PREMISES:** 12,612 usable square feet. Tenant hereby acknowledges and agrees that the references in this Lease to "usable" square footage are based on definitions established by the Building Owners and Managers Association International

(BOMA) in its publication entitled Standard Method For Measuring Floor Area in Office Buildings, American National Standard 2010. Landlord represents and warrants that the usable area has been measured in accordance with said BOMA definitions.

(i) **Intentionally Omitted.**

(j) **AREA OF THE BUILDING:** 43,561 usable square feet, which may change from time to time.

(k) **TERM:** 88 full calendar months, beginning on the Commencement Date and expiring on the Expiration Date, subject to Tenant's right to extend the Term as set forth in Exhibit F.

(l) **COMMENCEMENT DATE:** June 1, 2011, or such other date as set forth in Article 3 hereof.

(m) **EXPIRATION DATE:** The last day of the 88th complete calendar month following the Commencement Date, or such other date as set forth in Article 3 hereof.

(n) **SECURITY DEPOSIT:** $44,614.95 (3 months Base Rent based on the amount payable in Lease Months 5 – 16). The Security Deposit is due and payable at Lease execution.

(o) **BASE RENT SCHEDULE:** Tenant shall pay Base Rent pursuant to the following schedule:

Period	$/RSF	Annual	Monthly
Lease Months 1 - 4*	$ -	$ -	$ -
Lease Months 5 - 16	$ 14.15	$ 178,459.80	$ 14,871.65
Lease Months 17 - 28	$ 14.40	$ 181,612.80	$ 15,134.40
Lease Months 29 - 40	$ 14.65	$ 184,765.80	$ 15,397.15
Lease Months 41 - 52	$ 14.90	$ 187,918.80	$ 15,659.90
Lease Months 53 - 64	$ 15.15	$ 191,071.80	$ 15,922.65
Lease Months 65 - 76	$ 15.40	$ 194,224.80	$ 16,185.40
Lease Months 77 - 88	$ 15.65	$ 197,377.80	$ 16,448.15

NOTE: The first month of Base Rent (based on the amount payable in Lease Months 5 – 16) is due and payable at Lease execution.

* Base Rent shall be conditionally abated during the period beginning on the Commencement Date and ending on the last day of the fourth (4th) month thereafter (the "Free Rent Period"). Commencing on the first day of the fifth (5th) month after the Commencement Date, Tenant, shall make Base Rent payments as otherwise provided in the Lease. Notwithstanding such abatement of Base Rent (a) all other sums due under the Lease, including Additional Rent, shall be payable as provided in the Lease, and (b) any increases in Base Rent set forth in the Lease shall occur on the dates scheduled therefor.

(p) **OPERATING EXPENSE BASE:** shall mean the Operating Expenses (as defined in section 5.1) for the calendar year 2011.

(q) **REAL ESTATE TAXES BASE:** shall mean the Real Estate Taxes (as defined in section 5.1(f)) for the calendar year 2011.

(r) **TENANT'S SHARE:** shall be defined by a fraction, the numerator of which shall be the usable area of the Premises, and the denominator of which shall be the total usable square footage of the Building. The total usable square footage of the Building may change from time to time. The pro-rata share shall equal the result of the fraction as set forth above, then multiplied by 100, then rounded to the second decimal place. At occupancy Tenant's Share would be 28.95%. Tenant's Share is subject to change, provided that, in no event shall Tenant's Share increase during the Term.

(s) **PARKING SPACES:** N/A.

(t) **PARKING CHARGE:** $0.00 per parking space per month.

(u) **TENANT'S BROKER:** Resource Commercial Real Estate, LLC dba Colliers International

(v) **LANDLORD'S BROKER:** CB Richard Ellis

(v) **BUILDING HOURS OF OPERATION:** The building hours of operation are 6 AM to 7 PM, Monday through Friday, and Saturday 8 AM to 1 PM. Tenant will have access to the Building 24 hours each day, 365 days each week, subject to reasonable security restricted entry requirements to be implemented by Landlord from time to time.

1.2 Definitions.

(a) **ADDITIONAL RENT:** Any amounts that this Lease requires Tenant to pay in addition to Monthly Base Rent.

(b) **BUILDING:** The building located on the Land and of which the Premises are a part.

(c) **LAND:** The land on which the Project is located and which is described on Exhibit B.

(d) **PRIME RATE:** The rate of interest from time to time announced by The Wall Street Journal as the "prime rate." If The Wall Street Journal or any reasonable successor to it ceases to announce the prime rate, the Prime Rate will be a comparable interest rate designated by Landlord to replace the Prime Rate.

(e) **PROJECT:** The development consisting of the Land and all improvements built on the Land, including without limitation the Building, parking lot, parking structure, if any, walkways, driveways, fences, and landscaping.

(f) **RENT:** The monthly Base Rent and Additional Rent.

If any other provision of this Lease contradicts any definition of this Article 1, the other provision will prevail.

1.3 **Exhibits.** The following exhibits and addenda are attached to this Lease and are made part of this Lease:

EXHIBIT A	--Premises
EXHIBIT B	--Legal Description
EXHIBIT C	--Workletter
EXHIBIT D	--Rules and Regulations
EXHIBIT E	--Guaranty (Intentionally omitted)
EXHIBIT F	--Additional Provisions
EXHIBIT G	--Controllable Operating Expenses

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ARTICLE 2

AGREEMENT

In consideration for the Rent and other covenants and agreements made by Tenant, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, according to this Lease. The duration of this Lease will be the Term. The Term will commence on the Commencement Date and will expire on the Expiration Date unless terminated earlier pursuant to the terms of this Lease.

ARTICLE 3

TERM, DELIVERY, AND ACCEPTANCE OF PREMISES

3.1 Delivery of Possession. Landlord, at Landlord's cost and expense (except for change orders as provided in the Workletter), will construct or install in the Premises the Work as defined in the Workletter attached hereto and incorporated herein as Exhibit C. The Work shall be constructed or installed by Landlord according to the Workletter. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any Tenant improvements to the Premises except as expressly provided in this Lease and the Workletter. Notwithstanding anything contained herein to the contrary, the Commencement Date shall not occur until the Premises is delivered to Tenant in Ready for Occupancy condition. Ready for Occupancy condition as herein defined shall mean that: (i) the Work as set forth in the Workletter has been substantially completed subject only to the Punchlist Items as set forth in Section 5 of the Workletter, (ii) there shall be no asbestos or hazardous materials in or about the Premises; (iii) the Premises shall be in compliance with all federal, state and local governmental laws, rules, regulations and ordinances, including without limitation those pertaining to persons with disabilities and environmental, health and safety matters; (iv) the existing HVAC unit(s) and other mechanical and electrical equipment and systems and all utilities serving the Premises shall be in good working order; and (v) the Premises shall be delivered broom-clean. Except as set forth herein, if for any reason Landlord cannot deliver possession of the Premises to Tenant in Ready for Occupancy condition on June 1, 2011 (the "Target Commencement Date"), then this Lease will not be void or voidable, and Landlord will not be liable to Tenant for any resultant loss or damage, and the Commencement Date will be the date that Tenant takes possession of the Premises (as evidenced by Tenant's execution of Landlord's standard move-in acceptance forms) and the Expiration Date will be correspondingly extended. Notwithstanding anything contained herein to the contrary, if Landlord fails to deliver the Premises to Tenant in Ready for Occupancy condition within thirty (30) days of the Target Commencement Date, and provided (i) that any delay in delivering the Premises in Ready for Occupancy condition is caused by Landlord or Landlord's contractor and (ii) the Target Commencement Date shall be extended on a day for day basis for any Tenant Delay Days, as defined in Exhibit C, and/or force majeure events, as provided for in Article 27.32, then, Tenant shall be granted one (1) day of abatement of Base Rent following the end of the Free Rent Period for each day following the Target Commencement Date that Landlord fails to deliver the Premises to Tenant in Ready for Occupancy condition. In addition, if Landlord fails to deliver possession of the Premises to Tenant in Ready for Occupancy condition within

sixty (60) days after the Target Commencement Date, and provided (i) that any delay in delivering the Premises in Ready for Occupancy condition is caused by Landlord or Landlord's contractor and (ii) the Target Commencement Date shall be extended on a day for day basis for any Tenant Delay Days, as defined in Exhibit C, and/or force majeure events, as provided for in Article 27.32, then Tenant shall be granted two (2) days of abatement of Base Rent following the end of the Free Rent Period for each day following the Target Commencement Date that Landlord fails to deliver possession of the Premises to Tenant in Ready for Occupancy condition. Further, if Landlord fails to deliver possession of the Premises to Tenant in Ready for Occupancy condition within ninety (90) days after the Target Commencement Date, Tenant shall have the right to terminate this Lease upon written notice to Landlord, in which event, this Lease shall be of no further force and effect and the parties shall be relieved of any and all further obligations hereunder. Subject to delivery of the Premises to Tenant in Ready for Occupancy condition, Tenant will execute and deliver to Landlord a Ratification Letter within ten (10) days of receipt of same from Landlord, which letter shall ratify and confirm the actual Commencement Date and Expiration Date of this Lease.

3.2 Early Entry. Tenant shall be permitted entry to the Premises forty-five (45) days prior to the Commencement Date for the purpose of installing furniture, fixtures, and data wiring. The early entry will be at Tenant's sole risk and subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of Rent, which will commence on the Commencement Date. Tenant, its agents, or employees will use reasonable efforts not to materially interfere with or delay Landlord's completion of construction of the improvements. Unless caused by the negligence or willful misconduct of Landlord, its agents or employees, Tenant hereby agrees to indemnify Landlord against any injury, and loss or damage which may occur to any person or to any of the Tenant's work or installations made in such Premises, Building or Project, or to any personal property placed therein, the same being at Tenant's sole risk, and, prior to any early entry by Tenant, provide Landlord with proof of insurance coverages described in this Lease. Landlord has the right to impose additional conditions on Tenant's early entry that Landlord, in its reasonable discretion, deems appropriate and Landlord will further have the right to require that Tenant execute an early entry agreement containing those conditions prior to Tenant's early entry.

ARTICLE 4

MONTHLY BASE RENT

Commencing upon the Commencement Date and continuing throughout the Term of this Lease, Tenant will pay Base Rent to Landlord as rent for the Premises. The monthly Base Rent will be paid in advance on or before the first day of each calendar month of the Term. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Base Rent will be appropriately prorated by Landlord based on the actual number of calendar days in such month. If the Term commences on a day other than the first day of a calendar month, then the prorated Base Rent for such month will be paid on or before the first day of the Term. Base Rent will be paid to Landlord, without written notice or demand, and without deduction or offset, except as set forth herein, in lawful money of the United States of America at Landlord's address, or to such other address as Landlord may from time to time designate in writing.

(a) Tenant's failure to pay rent when due will cause Landlord to incur unanticipated costs and expenses, the exact amount of which are impractical or extremely difficult to ascertain, including, but not limited to, processing and accounting charges or late charges imposed on Landlord. Therefore, any rent or other sums, if any, payable by Tenant to Landlord under this Lease which are not received within five (5) business days after the same is due, will be subject to a late charge of five percent (5%) of the amount due. Such late charges will be due and payable as Additional Rent on or before the next rental due date. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. For purposes of this paragraph, the term "received" shall mean actual receipt by Landlord, not the mailing of any payment by Tenant to Landlord. Not more than two (2) times each calendar year, the fees set forth in this Article 4 shall be waived in the event Tenant fails to pay Rent timely as set forth herein. The foregoing waiver of such late fees is conditioned upon Tenant paying such Rent within five (5) business days after receiving notice from Landlord, written or verbal, of such failure to pay Rent.

(b) Any Rent, late charges or other sums payable by Tenant to Landlord under this Lease not paid when the same are due will bear interest at a per annum rate equal to the greater of twelve (12%) percent or three (3) percentage points above the Prime Rate as of the date when such Rent, late charges or other sums became due, but not in excess of the maximum interest rate permitted by law. Such interest will be due and payable as Additional Rent on or before the next day on which Rent is due, and will accrue from the date that such Rent, late charges or other sums are payable under the provision of this Lease until actually paid by Tenant.

(c) Any default in the payment of Rent, Additional Rent, late charges or other sums will not be considered cured unless and until the late charges and interest due hereunder are paid by Tenant to Landlord. If Tenant defaults in paying such late charges and/or interest, Landlord will have the same remedies as on default in the payment of Rent. The obligation hereunder to pay late charges and interest will exist in addition to, and not in the place of; the other default provisions of this Lease.

(d) No payment by Tenant, or receipt or acceptance by Landlord, of a lesser amount than the correct Base Rent and/or Additional Rent shall be deemed to be anything other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Landlord may accept such payment without prejudice to its right to recover the balance due or pursue any other remedy in this Lease or at law.

ARTICLE 5

OPERATING EXPENSES

5.1 General.

(a) In addition to Monthly Base Rent, beginning on the Commencement Date Tenant will pay Tenant's Share of the sum of (I) the amount by which the operating expenses paid, payable, or incurred by Landlord in each calendar year or partial calendar year during the Term exceeds the Operating Expenses Base, plus (ii) the amount by which the Real Estate Taxes paid, payable, or incurred by Landlord in each calendar year or partial calendar year during the Term

exceeds the Real Estate Taxes Base. If operating expenses and Real Estate Taxes are calculated for a partial calendar year, the Operating Expense Base and Real Estate Taxes Base will be prorated by Landlord in good faith using reasonable business judgment. Without limiting the generality of the foregoing, Landlord may at it's election prorate Real Estate Taxes applicable to the first and last partial years of this lease according to the so-called "due date" method. The Building is part of a multi-building office complex and as such, Additional Rent for the Building may be prorated among the Project and the other buildings of the Project or aggregated with other buildings of the Project, as reasonably determined by Landlord, so long as no costs or reimbursements are duplicated. In the event Landlord chooses to aggregate all of the buildings of the Project; Tenant's Share shall be adjusted accordingly; provided, that, in no event shall Tenant's Share increase during the Term.

(b) As used in this lease, the term "operating expenses" means:

(1) All costs of ownership, management, operation, repair, and maintenance of the Project, including, without limitation, wages, salaries, compensation and benefits of employees, consulting, accounting, legal, janitorial, maintenance, guard (if applicable), and other services; management fees and costs (charged by Landlord, any affiliate of Landlord), or any other entity managing the Project and limited to four percent (4%) of the gross rents collected in the Building; reasonable reserves for operating expenses; the part of office rent or rental value of space in the project used or furnished by Landlord to enhance, manage, operate, or maintain the Project; power, water, waste removal and disposal, and other utilities; materials and supplies; maintenance and repairs; insurance obtained with respect to the Project; depreciation on personal property and equipment, except as set forth in (c) below or which is or should be capitalized on the books of Landlord; and any other costs, charges, and expenses that under generally accepted accounting principles would be regarded as management, maintenance, and operating expenses; and

(2) The cost of (amortized over such period in accordance with generally accepted accounting principles) capital improvements together with interest at the greater of the Prime Rate prevailing plus 2% or Landlord's borrowing rate for such capital improvements plus 2% on the unamortized balance of any capital improvements that are made to the project by Landlord (i) for the purpose of safety, saving energy or reducing operating expenses, or (ii) by requirement of any governmental law or regulation that was not applicable to the project at the time it was constructed and not as a result of special requirements for any tenant's use of the Building.

(c) Notwithstanding the foregoing the operating expenses will not include:

(1) depreciation on the Project (other than depreciation on the personal property, equipment, window coverings on exterior windows provided by Landlord and carpeting in public corridors and common areas);

(2) costs of alterations of space or other improvements made for tenants of the Project;

(3) finder's fees and real estate brokers commissions;

(4) ground lease payments, mortgage principal, or interest;

(5) capital items other than those referred to in clause (b(2)) above;

(6) costs of replacements to personal property and equipment for which depreciation costs are included as an operating expense;

(7) costs of excess or additional services provided to any tenant in the Building that are directly billed to such tenants;

(8) the cost of repairs due to casualty or condemnation that are reimbursed by third parties;

(9) any cost due to Landlord's breach of this lease

(10) any income, estate, inheritance, or other transfer tax and any excess profit, franchise, or similar taxes on Landlord's business;

(11) all costs, including legal fees, relating to activities for the solicitation and execution of leases of space in the Building;

(12) any legal fees incurred by Landlord in enforcing it's rights under other leases for premises in the Building;

(13) legal fees, advertising expenses, and other such costs incurred in connection with the development or leasing of the Building;

(14) Costs arising during the contractual warranty period from construction defects in the base, shell or core of the Project or improvements installed by Landlord;

(15) costs of providing or performing improvements, work, or repairs to or with any portion of the leased premises of any other tenants or occupants of the Building or to any building or structure which is not part of the Park to the extent such improvement, work or repair is otherwise reimbursed;

(16) costs incurred as a result of disputes with other tenants or occupants of the Building;

(17) insurance premiums to the extent any tenant causes Landlord's existing insurance premiums to increase or requires Landlord to purchase additional insurance;

(18) any advertising or promotional expenses and objects of art;

(19) costs incurred due to violations by Landlord or any tenant of any laws, rules, regulations, or ordinances applicable to the Building and costs incurred to comply with any hazardous material laws (except in the event such compliance is required and meets the conditions set forth in 5.1(b)(2) above);

(20) costs associated with the operation of the business of the entity which constitutes the Landlord, such as formation of the entity, and internal accounting and legal matters;

(21) any costs representing an amount paid to an entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

(22) management, supervisory, overhead or administrative fees or charges of any kind;

(23) expenses incurred due to the negligence or willful misconduct of Landlord, its agents or employees; and

(24) costs, fees, fines or penalties or interest accrued thereon, incurred to remediate Hazardous Materials placed, bought, discharged, leaked or emitted upon, about or in the Premises by Landlord, its employees, agents or contractors.

(d) The operating expenses that vary with occupancy in which less than 95% of the square foot area of the Building is occupied by tenants will be adjusted by Landlord to the amount that they would have been if 95% of the area of the building had been so occupied.

(e) Tenant acknowledges that Landlord has not made any representation or given Tenant any assurances that the Operating Expense Base or Real Estate Taxes Base will equal or approximate the actual operating expenses or Real Estate Taxes per square foot of area of the Premises for any calendar year during the Term.

(f) "Real Estate Taxes" shall mean: (1) all ad valorum and other form of real property taxes and other assessments on the Building and/or Project, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Project's share of any real estate taxes and assessments under any reciprocal easement agreement, Common Area agreement or similar agreement as to the Project; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Project; and (3) all reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Real Estate Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Real Estate Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Real Estate Taxes for that year shall, at Landlords election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Real Estate Taxes is obtained for any year of the Term, then Real Estate Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment, or refunded if at the end of the Term.

5.2 Estimated Payments.

At Landlord's request, during each calendar year or partial calendar year of the Term, in addition to monthly Base Rent, Tenant will pay to Landlord on the first day of each month an amount equal to 1/12 of the product of Tenant's Share multiplied by the "estimated operating expenses" and "estimated Real Estate Taxes" (both as defined below) for such calendar year. "Estimated operating expenses" for any calendar year means Landlord's reasonable estimate of operating expenses for such calendar year, less the Operating Expense Base, and will be subject to revision according to the further provisions of this Section 5.2 and Section 5.3. "Estimated Real Estate Taxes" for any calendar year means Landlord's reasonable estimate of Real Estate Taxes for such calendar year, less the Real Estate Taxes Base, and will be subject to revision according to the further provisions of this Section 5.2 and Section 5.3. During any partial calendar year during the Term, estimated operating expenses and estimated Real Estate Taxes will be estimated on a full-year basis. During each December during the Term, or as soon after each December as practicable, Landlord will give Tenant written notice of estimated operating expenses and estimated Real Estate Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year (or each month of the Term, if a partial calendar year), Tenant will pay to Landlord 1/12 of the product of Tenant's Share multiplied by the estimated operating expenses and estimated Real Estate Taxes for such calendar year; however, if such written notice is not given in December, Tenant will continue to make monthly payments on the basis of the prior year's estimated operating expenses and estimated Real Estate Taxes until the month after such written notice is given, at which time Tenant will commence making monthly payments based upon the revised estimated operating expenses and revised estimated Real Estate Taxes. In the month Tenant first makes a payment based upon the revised estimated operating expenses and revised estimated Real Estate Taxes, Tenant will pay to Landlord for each month that has elapsed since December the difference between the amount payable based upon the revised estimated operating expenses and revised estimated Real Estate Taxes and the amount payable based upon the prior year's estimated operating expenses and the prior year's estimated Real Estate Taxes. If at any time or times it reasonably appears to Landlord that the actual operating expenses or actual Real Estate Taxes for any calendar year will vary from the estimated operating expenses or estimated Real Estate Taxes for such calendar year, Landlord may, by written notice to Tenant, revise the estimated operating expenses and/or estimated Real Estate Taxes for such calendar year, and subsequent payments by Tenant in such calendar year will be based upon such revised estimates.

5.3 **Annual Settlement**. Within 120 days after the end of each calendar year or as soon after such 120-day period as practicable, Landlord will deliver to Tenant a statement of amounts payable under Section 5.1 for such calendar year prepared by Landlord. Such statement will be final and binding upon Landlord and Tenant unless Tenant objects to it in writing to Landlord within 60days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments, if any, previously made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and no Event of Default exists, then Landlord will refund the excess to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments, if any, previously made by Tenant for such calendar year, Tenant will pay the deficiency without deduction or setoff to Landlord within 30 days after the delivery of such statement.

5.4 **Final Proration**. If this Lease ends on a day other than the last day of a calendar year, the amount of increase (if any) in the operating expenses payable by Tenant applicable to

the calendar year in which this Lease ends will be calculated on the basis of the number of days of the Term falling within such calendar year, and Tenant's obligation to pay any increase or Landlord's obligation to refund any overage will survive the expiration or other termination of this Lease.

5.5 **Other Taxes.**

(a) Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than as set forth in sub-paragraph (b) below), whether or not now customary or within the contemplation of Landlord and Tenant:

(1) upon or measured by rent, including without limitation, any gross revenue tax, sales tax, use tax, excise tax, or value added tax levied by the federal government or any other governmental body with respect to the receipt of rent; and

(2) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

(b) Tenant will not be obligated to pay any inheritance tax, gift tax, transfer tax, franchise tax, income tax (based on net income), profit tax, or capital levy imposed upon Landlord.

(c) Tenant will pay promptly when due all personal property taxes on Tenant's personal property in the Premises and any other taxes payable by Tenant that if not paid might give rise to a lien on the Premises or Tenant's interest in the Premises.

5.6 Additional Rent. Amounts payable by Tenant according to this Article 5 will be payable as Rent, without deduction or offset. If Tenant fails to pay any amounts due according to this Article 5, Landlord will have all the rights and remedies available to it on account of Tenant's failure to pay Rent.

5.7 Audit Rights. Subject to the limitation provided in the last sentence of this Section 5.7, Tenant may, within 60 days after receiving Landlord's statement of Operating Expenses, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Operating Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must have expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building. Tenant shall be solely responsible for all costs, Operating Expenses and fees incurred for the audit. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Operating Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 30 day period described above, Tenant shall be deemed to have approved Landlord's statement of Operating Expenses and shall be barred from raising any claims regarding the Operating Expenses for that year. If Tenant provides Landlord

with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Operating Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Operating Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Operating Expenses unless Tenant has paid and continues to pay all Rent when due. In the event Tenant's audit shows that Tenant has overpaid Operating Expenses by more than 5% of what was invoiced to Tenant, Landlord shall pay the cost of Tenant's audit in an amount not to exceed $750.00.

5.8 Cap on Controllable Operating Expenses. Notwithstanding the foregoing, for purposes of calculating Tenant's Share of Operating Expenses, the increases in Landlord's Controllable Operating Expenses shall be capped at a five (5%) percent increase per year on a cumulative basis. "Landlord's Controllable Operating Expenses" are set forth on Exhibit G, attached hereto.

ARTICLE 6

INSURANCE

6.1 Landlord's Insurance. At all times during the Term, Landlord will carry and maintain:

(a) Fire and extended coverage insurance covering the Project, its equipment, common area furnishings, and leasehold improvements in the Premisesto the extent of the Work completed by Landlord pursuant to Exhibit C and the other existing conditions in the Premises on the Commencement Date of the Lease (subject to Tenant's obligation to ensure the Premises as set forth in section 6.2 below);

(b) Bodily injury and property damage liability insurance with a combined single occurrence limit of not less than $2,000,000 per occurrence; and

(c) Such other insurance as Landlord reasonably determines from time to time.

The insurance coverages and amounts in this Section 6.1 will be reasonably determined by Landlord, and billed to Tenant as Operating Expenses as provided in Article 5.

6.2 Tenant's Insurance. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:

(a) Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $2,000,000 per occurrence. All such insurance will be equivalent to coverage offered by a commercial comprehensive general liability form, including without limitation personal injury, products and completed operations, broad form property

damage, and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Article 21 of this Lease;

(b) Insurance covering all of Tenant's furniture and fixtures, machinery, equipment, stock, and any other personal property owned and used in Tenant's business and found in, on, or about the Project, in an amount not less than the full replacement cost. Property forms will provide coverage on a broad form basis insuring against "all risks of direct physical loss." All policy proceeds will be used for the repair or replacement of the property damaged or destroyed; however, if this Lease ceases under the provisions of Article 18, Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery, equipment, stock, and any other personal property;

(c) Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located, including employer's liability insurance in the limits required by the laws of the state in which the Project is located; and

If Tenant fails to obtain or maintain any insurance required hereunder, Landlord shall have the option, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by Landlord shall be reimbursed by Tenant to Landlord as Additional Rent.

6.3 Forms of Policies. Certificates of insurance, together with copies of the endorsements, when applicable, naming Landlord, Landlord's managing agent and any others specified by Landlord as additional insureds, will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least 10 days prior to the expiration of the term of each such policy. All commercial general liability or comparable policies maintained by Tenant will name Landlord, Landlord's managing agent and such other persons or firms as Landlord specifies from time to time as additional insureds, entitling them to recover under such policies for any loss sustained by them, their agents, and employees, including those losses sustained as a result of the negligent acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after 30 days' prior written notice to Landlord. All commercial general liability, automobile, and property policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. Prior to the Commencement Date, Landlord shall provide Tenant with copies of Landlord's certificates of insurance evidencing the insurance that Landlord is to maintain pursuant to the terms of this Lease.

6.4 Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other or against any other Tenant or occupant of the Project, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of such other party or of such other Tenant or occupant of the Project, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article 6 or any other property insurance actually carried by such party to the extent of the limits of such policy. Landlord and Tenant from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Project or the Premises or the contents of the Project or the Premises. Tenant agrees to cause all other

occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

6.5 Adequacy of Coverage. Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant shall obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.

ARTICLE 7

USE

Tenant covenants that the Premises will be used only for general business office purposes and purposes incidental to that use, and for no other purpose. Tenant will use the Premises in a careful, safe, and proper manner. Tenant will not use or permit the Premises to be used or occupied for any purpose or in any manner prohibited by any applicable laws. Tenant will not commit waste or suffer or permit waste to be committed in, on, or about the Premises. Tenant will conduct its business and control its employees, agents, and invitees in such a manner as not to create any nuisance or materially interfere with, materially annoy, or materially disturb any other Tenant or occupant of the Project or Landlord in its operation of the Project. Tenant agrees to take possession of and occupy the entire Premises no later than 30 days following the Commencement Date.

ARTICLE 8

REQUIREMENTS OF LAW; FIRE INSURANCE

8.1 General. At its sole cost and expense, Tenant will promptly comply with all applicable laws, statutes, ordinances, codes, and governmental rules, regulations, or requirements of federal, state, county, and local governmental authorities now in force or in force at any given time after the Lease Date, with the applicable requirements of any board of fire underwriters or other similar body constituted now or after the Lease Date, with any direction or occupancy certificate issued pursuant to any applicable law by any public officer or officers, as well as with the provisions of all recorded documents affecting the Premises, insofar as they relate to the condition, use, or occupancy of the Premises (to the extent copies of such recorded documents were provided to Tenant for its review prior to the Lease Date), excluding requirements of structural material changes to the Building, unless required by the unique nature of Tenant's use or occupancy of the Premises.

8.2 Hazardous Materials.

(a) For purposes of this Lease, "hazardous materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB's, CFC's, or substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801 1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or

decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "hazardous materials laws").

(b) Tenant will not cause or permit the storage, use, generation, release, or disposition of any hazardous materials, on, or about the Premises or the Project by Tenant, its agents, employees, or contractors, other than the storage and use of office or cleaning supplies (used in the normal course of business based on Tenant's use of the Premises as set forth in Article 7) which may be deemed hazardous materials but which are otherwise used and handled by Tenant, its agents, employees or contractors in compliance with applicable laws. Tenant will not permit the Premises to be used or operated in a manner that may cause the Premises or the Project to be contaminated by any hazardous materials in violation of any hazardous materials laws. Tenant will immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any hazardous materials laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened by any third party against Tenant, Landlord, the Premises or the Project relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials on or about the Premises. Without Landlord's prior written consent, Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the Premises.

(c) Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless from and against all claims, costs, expenses, damages, and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Article 8. If Tenant causes or permits the storage, use, generation, release or disposition of hazardous materials in the Premises, Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Project to their condition existing prior to the appearance of Tenant's hazardous materials on the Premises. Tenant's obligations under this Article 8 will survive the expiration or other termination of this Lease. If: (i) hazardous materials are determined to have been located in or about the Premises, the Building, or the Project prior to the Commencement Date, or (ii) Landlord causes or permits the storage, use, generation, release or disposition of hazardous materials in the Project, including the Premises, then Landlord will be solely responsible for and will defend, indemnify, and hold Tenant, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Project to their condition existing prior to appearance or discovery of the hazardous materials. Landlord's obligations under this Article 8 will survive the expiration or other termination of this Lease.

(d) Notwithstanding anything contained in this Article 8 to the contrary, Tenant shall have no obligation under this Lease arising from or related to hazardous materials, to the extent, if any, such hazardous materials were (i) located in or about the Premises, the Building, or the Project prior to the Commencement Date and (ii) Tenant does not cause, contribute to or

participate in, as the case may be, the handling, generation, storage, disposal or release of same. Landlord represents to Tenant that to Landlord's knowledge, without investigation or inquiry, Landlord is not aware of any hazardous materials in or about the Premises, the Building, or the Project in violation of Legal Requirements.

8.3 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises or the Project which would (a) jeopardize or be in conflict with fire insurance policies covering the Project and fixtures and property in the Project; (b) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises. If the conduct of the Tenant, or any acts or omissions of the Tenant shall cause or result in any increase in premiums for insurance carried by the Landlord, whether or not Landlord allows such act or omission to continue, Tenant shall pay any increase in premium as Additional Rent.

ARTICLE 9

ASSIGNMENT AND SUBLETTING

9.1 General. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, and assigns, covenants and agrees that it will not assign, mortgage, or encumber this Lease, or sublease, nor or otherwise permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld conditioned, delayed or denied. Landlord may condition its consent upon execution by the subtenant or assignee, as the case may be, of an instrument confirming the restrictions on further subleasing or assignment contained herein and joining in the waivers and indemnities made by Tenant hereunder. Tenant shall not assign, mortgage, sublease or otherwise encumber this Lease to any other tenant within the Building. Any assignment or sublease in violation of this Article 9 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after any default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy, or collection will be deemed (a) a waiver of the provisions of this Section 9.1; (b) the acceptance of the assignee, subtenant, or occupant as Tenant; or (c) a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance. Any assignee approved by Landlord must assume all of the obligations and duties of Tenant under this Lease pursuant to an assumption agreement satisfactory to Landlord of which Landlord is the beneficiary.

9.2 Submission of Information. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord (a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or

sublease; (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (d) banking, financial, or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (e) the proposed form of assignment (including lease assumption provisions) or sublease for Landlord's reasonable approval; and (f) any other information reasonably required by Landlord.

9.3 Payments to Landlord. If Landlord consents to a proposed assignment or sublease, then Landlord will have the right to require Tenant to pay to Landlord a sum equal to one-half (1/2) of: (a) any rent or other consideration paid to Tenant by any proposed transferee that (after deducting the costs of Tenant, if any, in effecting the assignment or sublease, including reasonable alterations costs, commissions and legal fees) is in excess of the Rent allocable to the transferred space then being paid by Tenant to Landlord pursuant to this Lease; (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such sublease or assignment; and (c) Landlord's reasonable attorneys' fees and costs incurred in connection with negotiation, review, and processing of the transfer not to exceed Seven Hundred Fifty and xx/100 Dollars ($750.00). All such sums owed to Landlord under 9.3(c), above, will be payable to Landlord at the time the next payment of monthly Base Rent is due.

9.4 Other Transfers. The transfer of a majority of the issued and outstanding capital stock of any corporate Tenant or subtenant of this Lease, or a majority of the total interest in any partnership Tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this lease or of such sublease requiring Landlord's consent in each instance. For purposes of this Article 9, the transfer of outstanding capital stock of any corporate Tenant will not include any sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, effected through the "over-the-counter market" or through any recognized stock exchange.

9.5 Landlord's Options. In the event of a transfer of this Lease or of all of the Premises by Tenant, Landlord in addition to any rights contained herein, shall have the following option at its discretion:

to give Tenant written notice of Landlord's intention to terminate this Lease on the date such notice is given or on any later date specified therein, whereupon, on the date specified in such notice, Tenant's right to possession of the Premises shall cease and this Lease shall thereupon be terminated, except as to any uncompleted obligations of Tenant or Landlord. Unless the parties hereto mutually agree otherwise, the foregoing recapture right in favor of Landlord shall not apply in connection with any sublease of a portion of the Premises by Tenant.

9.6 Permitted Transfer. Landlord consents to an assignment of this Lease or sublease of all or part of the Premises to a wholly-owned subsidiary of Tenant or the parent of Tenant or to any corporation into or with which Tenant may be merged or consolidated; provided that (a) Tenant promptly provides Landlord with a fully executed copy of such assignment or sublease; (b) Tenant is not released from liability under this Lease (c) the assignee assumes in writing all of the obligations of Tenant under this Lease and (d) the Tangible Net Worth of the assignee is not less than the Tangible Net Worth of Tenant as of the date hereof. "Tangible Net Worth"

means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP") or International Finance Reporting Standards ("IFRS"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP or IFRS including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises

ARTICLE 10

RULES AND REGULATIONS

Tenant and its employees, agents, licensees, and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth in Exhibit D. Landlord may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the Premises, the Building, and the Project, and the comfort, quiet, and convenience of occupants of the Project. Modifications or additions to the rules and regulations will be effective upon 30 days' prior written notice to Tenant from Landlord. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, Landlord will have all remedies that this Lease provides for default by Tenant, and will in addition have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violation of such rules and regulations by any other tenant, its employees, agents, visitors, or licensees or any other person. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern. Landlord agrees to uniformly enforce the rules and regulations against all Tenants.

ARTICLE 11

COMMON AREAS

As used in this Lease, the term "common areas" means, without limitation, the hallways, entryways, stairs, elevators, driveways, roadways, parking areas, walkways, terraces, docks, loading areas, restrooms, trash facilities, and all other areas and facilities in the Project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and other tenants of the Project and their respective employees, invitees, licensees, or other visitors. Landlord grants Tenant, its employees, invitees, licensees, and other visitors a nonexclusive license for the Term to use the common areas in common with others entitled to use the common areas, subject to the terms and conditions of this Lease. Without advance written notice to Tenant, except with respect to matters covered by subsection (a) below, and without any liability to Tenant in any respect, Landlord will have the right to:

(a) Close off any of the common areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas;

(b) Temporarily close any of the common areas for maintenance, alteration, or improvement purposes, as long as same does not unreasonably and materially restrict tenant's ability to conduct business; and

(c) Change the size, use, shape, or nature of any such common areas, including erecting additional buildings on the common areas, expanding the existing Building or other buildings to cover a portion of the common areas, converting common areas to a portion of the Building or other buildings, or converting any portion of the Building (excluding the Premises) or other buildings to common areas. Upon erection of any additional buildings or change in common areas, the portion of the Project upon which buildings or structures have been erected will no longer be deemed to be a part of the common areas. In the event of any such changes in the size or use of the Building or common areas of the Building or Project, Landlord will make an appropriate adjustment in the Area of the Building or the Building's pro rata share of exterior common areas of the Project, as appropriate, and a corresponding adjustment to Tenant's Share of the operating expenses payable pursuant to Article 5 of this Lease.

In the event that any work performed by Landlord in the common areas pursuant to this Article 11 materially adversely impairs Tenant's business operations, which shall mean that Tenant is unable to perform business operations in the Premises due to such work being performed by Landlord for a period of more than five (5) business days, then, starting on the sixty (6th) business day, Rent shall be equitably abated in proportion to the impairment of Tenant's business operations, as reasonably determined by both Landlord and Tenant, until such time as Tenant's business operations in the Premises are no longer materially adversely impaired by Landlord.

ARTICLE 12

LANDLORD'S SERVICES

12.1 Landlord's Repair and Maintenance. Subject to the condemnation and casualty provisions contained in this Lease and except as otherwise expressly provided herein, Landlord will maintain and repair the common areas of the Project, including lobbies, stairs, elevators, corridors, and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure of the Building in reasonably good order and condition and in a first class manner in accordance with the maintenance and repair of other similar buildings in the immediate vicinity of the Building. All costs incurred by Landlord to repair and maintain the Project shall be included in Operating Expenses and charged to Tenant as provided herein.

12.2 Landlord's Other Services.

(a) Landlord will furnish the Premises with services, including without limitation (1) electricity for lighting and the operation of low-wattage office machines (such as desktop computers, desktop calculators, and typewriters), although Landlord will not be obligated to furnish more power to the Premises than is proportionally allocated to the Premises under the Building design; (2) heat and air conditioning reasonably required for the comfortable occupation of the Premises during Business Hours; (3) access and elevator service; (4) lighting replacement during Business Hours (for building standard lights, but not for any special Tenant

lights, which will be replaced at Tenant's sole cost and expense); (5) restroom supplies; (6) window washing with reasonable frequency, as determined by Landlord; (7) hot and cold water and (8) daily cleaning service on weekdays. Landlord may provide, but will not be obligated to provide, any such services (except electricity, water, access and elevator service) on holidays or weekends.

(b) Tenant will have the right to purchase for use during Business Hours and non-Business Hours the services described in clauses (a)(1) and (2) in excess of the amounts Landlord has agreed to furnish so long as (1) Tenant gives Landlord reasonable prior written notice of its desire to do so; (2) the excess services are reasonably available to Landlord and to the Premises; and (3) Tenant pays as Additional Rent (at the time the next payment of monthly Base Rent is due) the cost of such excess service from time to time charged by Landlord; subject to the procedures established by Landlord from time to time for providing such additional or excess services.

12.3 Tenant's Costs. Whenever equipment or lighting (other than building standard lights) is used in the Premises by Tenant and such equipment or lighting affects the temperature otherwise normally maintained by the design of the Building's air conditioning system, Landlord will have the right, after prior written notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises; and the cost of such facilities, modifications, and additional service will be paid by Tenant as Additional Rent. If Landlord reasonably believes that Tenant is using more power than Landlord furnishes pursuant to Section 12.2, Landlord may install separate meters of Tenant's power usage, and Tenant will pay for the cost of such excess power as Additional Rent, together with the cost of installing any risers, meters, or other facilities that may be necessary to furnish or measure such excess power to the Premises.

12.4 Limitation on Liability. Unless caused by Tenant's gross negligence or willful misconduct, Landlord will use reasonable efforts to diligently remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident; repairs, alterations or improvements; strikes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary energy conservation program at the request of or with consent or acquiescence of Tenant; or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Project of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord will have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other common areas. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 12, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Lease.

12.5 Interruption of Services. Notwithstanding the foregoing, except in the case of force majeure or as a result of force majeure, if there is an interruption in the "essential services" to be provided by Landlord to the Premises under this Lease (which for purposes of this subparagraph shall mean air-conditioning, electrical, sewer, water or elevator) or if reasonable access to the Premises and/or parking is not available, which interruption or lack of availability (i) is caused by the negligence or willful misconduct of Landlord and Landlord is not diligently pursuing correction, (ii) materially and substantially impairs Tenant's use of the Premises or the operation of its business therein, and (iii) continues for a period of seven (7) consecutive business days after Landlord's receipt of written notice from Tenant, and Tenant has provided Landlord with notice of same in each instance as required hereunder, then Tenant shall be entitled to an abatement of Rent for each day following receipt of Tenant's notice that the Premises are untenantable which abatement, in the case of partial untenantability for reasons provided in this sentence, shall be apportioned based upon the portion of the Premises which is untenantable.

ARTICLE 13

TENANT'S CARE OF THE PREMISES

Tenant will maintain the Premises (including Tenant's equipment, personal property, and trade fixtures located in the Premises) in their condition at the time they were delivered to Tenant, reasonable wear and tear, casualty, and condemnation, excluded. Tenant will immediately advise Landlord of any damage to the Premises or the Project. All damage or injury to the Premises, the Project, or the fixtures, appurtenances, and equipment in the Premises or the Project that is caused by Tenant, its agents, employees, or invitees may be repaired, restored, or replaced by Landlord, at the expense of Tenant. Any costs or expenses incurred by Landlord to repair any such damage by Tenant (plus 15% of such expense for Landlord's overhead) will be collectible as Additional Rent and will be paid by Tenant within 30 days after delivery of a statement for such expense.

ARTICLE 14

ALTERATIONS

14.1 General.

(a) Tenant will not make or allow to be made any alterations, additions, or improvements to or of the Premises or any part of the Premises, or attach any fixtures or equipment, other than minor decorating or cosmetic alterations (which do not cost in excess of $10,000) not materially affecting the structure of the Building or its internal services or systems, and the installation of shelves and the like to the Premises, without first obtaining Landlord's written consent which shall not be unreasonably withheld, conditioned, delayed or denied. In no event shall the work of Tenant affect or impair the structure, the elevators, or utility systems of the Building. Specific to alterations requested by Tenant pursuant to this Article 14, Landlord's approval of the plans, specifications, and working drawings for Tenant's alterations shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency, or compliance with all laws, ordinances, rules, requirements, and regulations of governmental agencies or authorities, or the use and occupancy permit for the Building. All such

alterations, additions, and improvements consented to by Landlord, and capital improvements that are required to be made to the Project as a result of the nature of Tenant's use of the Premises:

(1) Will be performed by contractors approved by Landlord and subject to reasonable conditions specified by Landlord (which may include requiring the posting of performance and payment bonds);

(2) Regarding capital improvements that are required to be made to the Project as a result of the nature of Tenant's use of the Premises , at Landlord's option, will be made by Landlord for Tenant's account, and Tenant will reimburse Landlord for their cost (including 10% for Landlord's overhead) within 10 days after receipt of a statement of such cost;

(3) Will be done in a good and workmanlike manner and shall be completed promptly;

(4) Shall not cause a loss or diminution of electric power or other utilities or services to other tenants of the Building;

(5) Will be performed according to plans, specifications, and working drawings approved by Landlord; and

(6) Will be in accordance with all applicable federal, state, county and local laws, rules, regulations, ordinances and codes.

At all times between the start and completion of the work, in addition to the other policies of insurance required by this Lease, Tenant shall maintain a policy of "All Risk" Builder's Risk Insurance covering the full replacement value of all work done and fixtures and equipment installed or to be installed at the Premises pursuant to this Article 14. Tenant herewith agrees to be responsible for all damages to persons or property, including loss of life, as a result of occurrences connected with activities undertaken by Tenant, its agents, contractors, and employees pursuant hereto, and hereby indemnifies Landlord and shall defend and hold Landlord harmless from and against any and all loss, cost or expense in connection with its responsibilities hereunder. All of the foregoing in this Article 14.1(a) shall be separate from the Work that Landlord is performing for Tenant per Article 3 and the Workletter.

(b) Subject to Tenant's rights in Article 16, all alterations, additions, fixtures, and improvements, made in or upon the Premises either by Tenant or Landlord, will immediately become Landlord's property and at the end of the Term will remain on the Premises without compensation to Tenant.

14.2 Free-Standing Partitions. Tenant will have the right to install free-standing work station partitions, without Landlord's prior written consent, so long as no building or other governmental permit is required for their installation or relocation; however, if a permit is required, Landlord will not unreasonably withhold its consent to such relocation or installation. The free-standing work station partitions for which Tenant pays will be part of Tenant's trade fixtures for all purposes under this Lease. All other partitions installed in the Premises are and will be Landlord's property for all purposes under this Lease.

ARTICLE 15

CONSTRUCTION COSTS

Except as set forth in Article 3. or the Workletter, Tenant will pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against and defend and hold Landlord, the Premises, and the Project free, clear, and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of Tenant, other than work performed by Landlord pursuant to the Workletter. If any such lien, at any time, is filed against the Premises or any part of the Project, Tenant will cause such lien to be discharged of record within 10 days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such 10-day period, security reasonably satisfactory to Landlord of at least 150% of the amount of the claim, plus estimated costs and interest, or comply with such statutory procedures as may be available to release the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will pay and satisfy the same at once. If Tenant fails to pay any charge for which a mechanics' lien has been filed, and has not given Landlord security as described above, or has not complied with such statutory procedures as may be available to release the lien, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the Project to liability under any mechanics' or other lien law. If Tenant receives written notice that a lien has been or is about to be filed against the Premises or the Project, or that any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least 15 days prior to the commencement of any work (including but not limited to any maintenance, repairs, alterations, additions, improvements, or installations) in or to the Premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of non-responsibility or similar written notices on the Premises in order to protect the Premises against any such liens.

ARTICLE 16

END OF TERM

At the end of this Lease, Tenant will promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear and casualty excepted and deliver all keys to the Premises and the Building to Landlord. If no Event of Default exists, Tenant may remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building; Tenant will not remove any trade fixtures or equipment without Landlord's prior written consent if such fixtures or equipment are used in the operation of the Building, or if the removal of such fixtures or equipment will result in impairing the structural strength of the Building. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements on the Premises which are not removed within five (5) days after the end of the Term will be deemed

conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them. Tenant will pay Landlord for all expenses incurred in connection with the removal of such property, including but not limited to the cost of storage, and the cost of repairing any damage to the Building or Premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

ARTICLE 17

EMINENT DOMAIN

If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise) this Lease will terminate on a date (the "termination date") which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If (i) more than 25% of the Area of the Premises is so taken or (ii) after such taking, the remaining portion of the Premises is unsuitable for Tenant's business operations and Tenant can no longer operate in the Premises in the same capacity as prior to such taking as a result of such partial taking, Tenant will have the right to cancel this Lease by written notice to Landlord given within 20 days after the termination date. If less than 25% of the Area of the Premises is so taken, or if the Tenant does not cancel this Lease according to the preceding sentence, Rent will be abated in the proportion of the Area of the Premises so taken to the Area of the Premises immediately before such taking, and Tenant's Share will be appropriately recalculated. If 25% or more of the Building or the Project is so taken, Landlord may cancel this Lease by written notice to Tenant given within 30 days after the termination date. In the event of any such taking, the entire award will be paid to Landlord, and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim against the condemning authority in a separate action, so long as Landlord's award is not reduced as a consequence of such claim, for Tenant's moving expenses and trade fixtures owned by Tenant.

ARTICLE 18

DAMAGE AND DESTRUCTION

(a) If the Premises or the Building is damaged by fire or other insured casualty, Landlord will give Tenant written notice of the time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election (if any) which Landlord has made according to this Article 18. Such notice will be given before the 60th day (the "notice date") after the fire or other insured casualty.

(b) If the Premises or the Building is damaged by fire or other insured casualty to an extent which may be repaired within 180 days after the notice date, as reasonably determined by Landlord, Landlord will promptly begin to repair the damage after the notice date and will diligently pursue the completion of such repair. In that event this Lease will continue in full force and effect except that Rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the "repair period") based on the proportion of the Area of the Premises Tenant is unable to use during the repair period.

(c) If the Premises or the Building is damaged by fire or other insured casualty to an extent that may not be repaired within 180 days after the notice date, as reasonably determined by Landlord, then (1) Landlord may cancel this Lease as of the date of such damage by written notice given to Tenant on or before the notice date or (2) Tenant may cancel this Lease as of the date of such damage by written notice given to Landlord within 10 days after Landlord's delivery of a written notice that the repairs cannot be made within such 180-day period. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord will diligently proceed to repair the Building and Premises and monthly Base Rent will be abated on a pro rata basis during the repair period based on the proportion of the Area of the Premises Tenant is unable to use during the repair period.

(d) Notwithstanding the provisions of subparagraphs (a), (b), and (c) above, if the Premises or the Building or the Project are damaged by uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair of any damage to the Premises or the Building or the Project, Landlord will have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the notice date.

(e) If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of Tenant, its agents, contractors, employees, or invitees, there will be no abatement of monthly Base Rent as otherwise provided for in this Article 18. Tenant will have no rights to terminate this Lease on account of any damage to the Premises, the Building, or the Project, except as set forth in this Lease.

(f) For purposes of this Article 18 and subject to subsections (a) through (e) hereof, Landlord shall repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto to the extent that such alterations, additions, improvements and decorations were provided by Landlord at the beginning of the Term. Landlord shall have no further obligations pursuant to this Lease to repair or restore any alterations, additions or improvements in the Premises or the decorations thereto. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's sole cost and expense. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations to the extent Landlord repairs or replaces the same.

(g) Notwithstanding anything to the contrary contained in this Lease, if, following any damage to the Building or Premises that Landlord is either obligated to repair or elects to repair, Landlord has not: (i) commenced the repair work in any meaningful way within six (6) months after the Notice Date ; or (ii) completed the repair work within ten (10) months after the date of damage; or (iii) the damage or destruction is caused by a peril not required to be insured against hereunder and Landlord has notified Tenant that Landlord will not repair pursuant to the terms of this Article 18; or (iv) the damage or destruction occurs during the last year of the Term (or the last year of any renewal term) and Tenant has not previously exercised any option rights it may have for succeeding extension or renewal terms, then Tenant may elect to terminate this Lease by giving written notice to Landlord not later than thirty (30) days after: (1) if subparagraph (i) is applicable, the date upon which the six (6) month commencement period has expired, (2) if subparagraph (ii) is applicable, the date upon which the ten (10) month completion period has expired, (3) if subparagraph (iii) is applicable, the date Tenant has received Landlord's

notice, or (4) if subparagraph (iv) is applicable, the date of the damage or destruction. If Tenant makes such election, then the terms of this Lease shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant, unless Landlord commences or completes such repair work, as the case may be, within said thirty (30) day period.

ARTICLE 19

SUBORDINATION

19.1 General. This Lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying lease, mortgage, indenture, deed of trust, or other lien encumbrance (each a "superior lien"), together with any renewals, extensions, modifications, consolidations, and replacements of such superior lien, now or in the future affecting or placed, charged, or enforced against the Land, the Building, or all or any portion of the Project or any interest of Landlord in them or Landlord's interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument expressly provides that this Lease is superior to such instrument). This provision will be self-operative and no further instrument of subordination will be required in order to affect it. Notwithstanding the foregoing, Tenant will execute, acknowledge, and deliver to Landlord, within 20 days after written demand by Landlord, such documents as may be reasonably requested by Landlord or the holder of any superior lien to confirm or effect any such subordination or superiority, as applicable provided such holder agrees in writing that if Landlord defaults under the mortgage, said holder shall not disturb Tenant's possession while no Event of Default exists.

19.2 Attornment. Tenant agrees that in the event that any holder of a superior lien succeeds to Landlord's interest in the Premises, Tenant will pay to such holder all Rent subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, Tenant will automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Such successor in interest will not be bound by:

(a) Any payment of Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease that are actually received by such successor in interest;

(b) Any amendment or modification of this Lease made without the written consent of such successor in interest (if such consent was required under the terms of such superior lien);

(c) Any claim against Landlord arising prior to the date on which such successor in interest succeeded to Landlord's interest; or

(d) Any claim or offset of Rent against the Landlord unless such claim is pursuant to a document executed by both Landlord and Tenant modifying this Lease and Landlord had the authority to enter into such document.

Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will, within 20 days after written demand, execute, acknowledge, and deliver an instrument or instruments confirming the attornment. Tenant's obligation to

attorn, whether by operation of this Lease or by execution of separate instrument, shall be contingent upon the express written agreement by the party seeking attornment that it will recognize Tenant's rights hereunder and not disturb Tenant's peaceful possession and use of the Premises pursuant to this Lease, so long as there is no event of default hereunder.

19.3 Non-Disturbance Agreement. As a condition of (i) the subordination of this Lease to the interest of the holder of any ground lease encumbering the Premises or the interest of any mortgagee and to any modifications, renewals, consolidations or extensions of any mortgage, and (ii) the attornment described in above, Landlord shall use commercially reasonable efforts to obtain from the holders of any such ground lease or mortgage, its then current form of a Subordination, Non-Disturbance and Attornment Agreement ("SNDA"), which SNDA shall provide, inter alia, that such holder or mortgagee will at all times and under all conditions recognize, permit and continue the tenancy of Tenant pursuant to all the terms, provisions and agreements of this Lease and will not disturb Tenant's use and enjoyment of the Property in accordance with the terms of this Lease so long as no Event of Default exists hereunder. In the event Tenant requests an SNDA then Tenant shall reimburse Landlord for any reasonable out of pocket costs incurred by Landlord in connection with obtaining the SNDA (i.e. Mortgagee's attorney's fees and costs) in an amount not to exceed $750.00.

ARTICLE 20

ENTRY BY LANDLORD

Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency and after twenty-four hour prior notice (which notice may be written or oral) with respect to (a), (b), (c), and (f) below to:

(a) Inspect the Premises;

(b) Exhibit the Premises to prospective purchasers, lenders, or tenants (within the last six (6) months of the Term);

(c) Determine whether Tenant is complying with all its obligations in this Lease;

(d) Supply cleaning service and any other service to be provided by Landlord to Tenant according to this Lease;

(e) Post written notices of non-responsibility or similar notices; or

(f) Make repairs required of Landlord under the terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the Building.

Tenant, by this Article 20, waives any claim against Landlord, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by any entry in accordance with this Article 20. Landlord will at all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant's vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord will have the

right to use any and all means Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises, provided that Landlord will promptly repair any damages caused by any forced entry. Any entry to the Premises by Landlord in accordance with this Article 20 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of monthly Base Rent, Additional Rent, or other charges that this Lease requires Tenant to pay. Notwithstanding anything contained herein to the contrary, in any instance (except in the case of emergency) where the Landlord shall enter the Premises in accordance with this Article 20, Landlord shall use commercially reasonable efforts to not materially impair, prohibit or disrupt Tenant's ability to conduct business within the Premises. Landlord shall, at its sole cost and expense, promptly and efficiently repair any damage to the Premises and Tenant's property occasioned as a consequence of Landlord's negligence in exercising its right of entry pursuant to Article 20, and shall reimburse Tenant for reasonable loss, damage or destruction to Tenant's property occasioned as a consequence of Landlord's negligence in its exercise of the rights mentioned in this Article 20. Except in the case of emergency, Landlord agrees to perform any work in the Premises at such time as shall be pre-arranged with Tenant and Tenant shall use its best efforts to reasonably accommodate Landlord in that regard. Notwithstanding anything contained herein to the contrary, provided Tenant's lack of availability to accompany Landlord will in no way hinder Landlord's entry, Tenant shall have the right to require that Landlord, or its agents, employees or contractors, be accompanied by an employee or agent of Tenant, in connection with any entry into areas of the Premises which contain confidential or other protected information, equipment or materials as determined by Tenant.

ARTICLE 21

INDEMNIFICATION, WAIVER, AND RELEASE

Except to the extent of the negligence of the other party or its owners, officers, directors, members, employees, agents or representatives, Landlord and Tenant shall each indemnify, defend and hold such other parties harmless, from and against all claims, demands, liabilities and obligations for all costs, damages, losses and expenses, including attorneys' fees, arising out of or in any manner in connection with any breach of the terms of this Lease by the indemnifying party, or the negligent acts or omissions of the indemnifying party or its owners, officers, directors, employees, agents or representatives taken or omitted to be taken (a) in, on or about the Premises, Project or the Building; or (b) in violation of any law, ordinance, governmental regulation, judgment or order.

ARTICLE 22

SECURITY DEPOSIT

Tenant has deposited the security deposit with Landlord as security for the full, faithful, and timely performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply, or retain all or any part of the security deposit for the payment of any Rent, or any other sum in default, or for the payment of any other amount Landlord may spend or become obligated to spend by reason of Tenant's default, or to

compensate Landlord for any other loss or damage Landlord may suffer by reason of Tenant's default. If any portion of the security deposit is so used, applied, or retained, Tenant will within 5 days after written demand deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Landlord will not be required to keep the security deposit separate from its general funds, and Tenant will not be entitled to interest on the security deposit. The security deposit will not be deemed a limitation on Landlord's damages or a payment of liquidated damages or a payment of the Base Rent due for the last month of the Term. If Tenant fully, faithfully, and timely performs every provision of this Lease to be performed by it, the security deposit or any balance of the security deposit will be returned to Tenant within sixty (60) days after the expiration of the Term. Landlord may deliver the balance of the security deposit then held by Landlord to the purchaser of the Building in the event the Building is sold or to any transferee or assignee from Landlord, and after such time Landlord will have no further liability to Tenant with respect to the security deposit. The foregoing notwithstanding, Landlord shall return a portion of the Security Deposit to Tenant in the form of a Rent credit as provided herein. Therefore, provided there is not nor has been any Event of Default beyond any applicable notice and cure periods, Landlord shall provide a Rent credit to Tenant equal to $14,871.65 at the beginning of Lease Months 25 and 49. The remaining Security Deposit of $14,871.65 shall remain in Landlord's possession for the remainder of the Term as the Security Deposit for the obligations of Tenant pursuant to this Lease and this Article 22.

ARTICLE 23

QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that so long as no Event of Default exists, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.

ARTICLE 24

EFFECT OF SALE

A sale, conveyance, or assignment of the Building or the Project will operate to release Landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, Tenant will look solely to Landlord's successor in interest in and to this Lease. This Lease will not be affected by any such sale, conveyance, or assignment, and Tenant will attorn to Landlord's successor in interest to this Lease from and after such effective date.

ARTICLE 25

DEFAULT; REMEDIES

25.1 Events of Default. The following events are referred to, collectively, as "events of default" or, individually, as an "event of default":

(a) Tenant fails to pay any Rent or other monetary obligation when due, and such failure continues for 5 business days after written notice from Landlord; however, Tenant will not be entitled to more than two (2) written notice for monetary defaults during any 12-month period, and if after such written notice any Rent is not paid when due, an event of default will be considered to have occurred without further notice;

(b) Tenant vacates or abandons the Premises and ceases paying Rent thereon;

(c) This Lease or the Premises or any part of the Premises is taken upon execution or by other process of law directed against Tenant, or is taken upon or subject to any attachment by any creditor of Tenant or claimant against Tenant, and said attachment is not discharged or disposed of within 15 days after its levy;

(d) Tenant or any guarantor of Tenant's obligations under this Lease ("Guarantor") files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or admits in writing its inability to meet its debts as they mature, or is dissolved or makes an assignment for the benefit of creditors;

(e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant or any Guarantor are instituted against Tenant or any Guarantor, or a receiver or trustee is appointed for all or substantially all of the property of Tenant or any Guarantor, and such proceeding is not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment;

(f) Intentionally Omitted;

(g) Tenant violates the terms of Article 9 "Assignment and Subletting";

(h) Tenant breaches any of the agreements, terms, covenants, or conditions of this Lease and such breach involves a hazardous condition and is not cured immediately upon written notice to Tenant;

(i) Tenant breaches any of the other agreements, terms, covenants, or conditions that this Lease requires Tenant to perform, and such breach continues for a period of 30 days after written notice from Landlord to Tenant or, if such breach cannot be cured reasonably within such 30-day period, if Tenant fails to diligently commence to cure such breach within 30 days after written notice from Landlord and to complete such cure within a reasonable time thereafter; or

(j) Intentionally Omitted.

25.2 Landlord's Remedies. If any one or more events of default set forth in Section 25.1 occurs then Landlord has the right, at its election:

(a) To give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except

as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the Term;

(b) Without further demand or notice, and without terminating this Lease, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of m monthly Base Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

(c) Without further demand or notice to cure any event of default and to charge Tenant for the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount so advanced at the rate set forth in Section 27.21, provided that Landlord will have no obligation to cure any such event of default of Tenant.

Should Landlord elect to reenter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the rents from such reletting. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

25.3 Certain Damages. In the event that Landlord does not elect to terminate this Lease as permitted in Section 25.2(a), but on the contrary elects to take possession as provided in Section 25.2(b), Tenant will pay to Landlord monthly Base Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. Tenant will pay such Rent and other sums to Landlord monthly on the day on which the monthly Base Rent would have been payable under this Lease if possession had not been retaken, and Landlord will be entitled to receive such Rent and other sums from Tenant on each such day.

25.4 Continuing Liability After Termination. If this Lease is terminated on account of the occurrence of an event of default, Tenant will remain liable to Landlord for damages in an

amount equal to the Rent and other amounts that would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including without limitation the expenses enumerated in Section 25.3. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Monthly Base Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive such Monthly Base Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant as damages for loss of the bargain and not as a penalty:

(a) The worth at the time of award of the unpaid Rent that had been earned at the time of termination;

(b) The worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term of this Lease (had the same not been so terminated by Landlord) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above is computed by adding interest at the per annum interest rate described in Section 27.21 on the date on which this Lease is terminated from the date of termination until the time of the award. The "worth at the time of award" of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York, New York, at the time of award plus 1%.

25.5 Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in Sections 25.3 and 25.4 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no event of default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable

attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

25.5 Compliance with Laws. Landlord shall comply with all laws in its pursuit of any of the remedies set forth in this Article 25.

ARTICLE 26

PARKING

Tenant will be entitled to use the parking spaces during the Term subject to the rules and regulations set forth in Exhibit D, and any amendments or additions to them. Tenant's parking spaces will be unassigned, non-reserved, and non-designated.

Unless caused by Landlord's negligence or willful misconduct, neither Landlord nor any operator of the parking areas within the Project, as the same are designated and modified by Landlord, in its sole discretion, from time to time (the "parking areas") will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the parking areas, resulting from fire, theft, vandalism, accident, conduct of other users of the parking areas and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (a) Landlord will not be obligated to provide any traffic control, security protection or operator for the parking areas; (b) Tenant uses the parking areas at its own risk; and (c) Unless caused by Landlord's negligence or by a material breach of its obligations under this Lease, Landlord will not be liable for personal injury or death, or theft, loss of, or damage to property. Unless caused by Landlord's negligence or by a material breach of Landlord's obligations under this Lease, Tenant waives and releases Landlord from any and all liability arising out of the use of the parking areas by Tenant, its employees, agents, invitees, and visitors, whether brought by any of such persons or any other person.

Tenant's right to use the parking areas will be in common with other tenants of the Project and with other parties permitted by Landlord to use the parking areas. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant's rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant's designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

If the parking areas are damaged or destroyed, or if the use of the parking areas is limited or prohibited by any governmental authority, or the use or operation of the parking areas is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's control, Tenant's inability to use the parking spaces will not subject Landlord or any operator of the parking areas to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect.

Tenant has no right to assign or sublicense any of its rights in the parking spaces, except as part of a permitted assignment or sublease of the Lease.

ARTICLE 27

MISCELLANEOUS

27.1 No Offer. Submission of the Lease to Tenant is for examination and shall not bind Landlord in any manner. No lease or obligations of Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each; provided, however, the execution and delivery by Tenant of this Lease to Landlord or Landlord's agent shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for ten (10) business days after such execution and delivery. Further, if Tenant delivers a fully executed Lease to Landlord or Landlord's agent, then Landlord shall thereafter have ten (10) business days to countersign and deliver such fully executed Lease to Tenant. If Landlord fails to execute and deliver such Lease to Tenant within such ten (10) business day period, then no lease or obligations of either party shall arise.

27.2 Joint and Several Liability. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, written notice to, written notice from, refund to, or signature of any signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

27.3 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

27.4 Time of the Essence. Time is of the essence of each and every provision of this Lease.

27.5 No Recordation. Tenant's recordation of this Lease or any memorandum or short form of it will be void and an event of default under this Lease. Tenant shall, at the request of Landlord, execute a short-form lease and have it properly acknowledged for the purpose of recording. All costs and expenses associated with the drafting and recording of such short-form lease shall be borne by Landlord.

27.6 No Waiver. No waiver either party of any agreement, condition or provision contained in this Lease will be valid or binding unless expressed in writing and signed by that party. The waiver by either party of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will any custom or practice that may grow up between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of the party to insist upon the performance by the other in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted,

regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

27.7 Limitation on Recourse. Tenant specifically agrees to look solely to Landlord's interest in the Project for the recovery of any judgments from Landlord including all revenues and other benefits derived therefrom, any insurance proceeds, as well as the proceeds resulting from the sale or other disposition thereof. It is agreed that Landlord (and its agents, shareholders, venturers, and partners, and their shareholders, venturers, and partners and all of their officers, directors, and employees) will not be personally liable for any such judgments.

27.8 Estoppel Certificates. At any time and from time to time but within 10 days after prior written request by Landlord , Tenant will execute, acknowledge, and deliver to Landlord or such other person as Landlord shall direct, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which Rent and other sums payable under this Lease have been paid; (c) that no written notice of any default has been delivered to Landlord which default has not been cured, except as to defaults specified in said certificate; (d) that the Tenant has no knowledge of and that there is no event of default under this Lease or an event which, with notice or the passage of time, or both, would result in an event of default under this Lease, except for defaults specified in said certificate; and (e) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the Building or any part of the Project. Tenant's Failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it and such failure shall be an event of default. Tenant shall have the right, not more than two (2) times during the Term of this Lease, to request an estoppel certificate from Landlord certifying the items set forth in (a) through (d) above. Landlord shall use commercially reasonable efforts to cooperate with such request.

27.9 Attorneys' Fees. If Landlord and Tenant litigate any provision of this Lease or the subject matter of this Lease, the unsuccessful litigant will pay to the successful litigant all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the successful litigant at trial and on any appeal. If, without fault, either Landlord or Tenant is made a party to any litigation instituted by or against the other, the other will indemnify the faultless one against all loss, liability, and expense, including reasonable attorneys' fees and court costs, incurred by it in connection with such litigation.

27.10 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Section 27.10 will be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

27.11 Holding Over. Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the Term and Landlord may, at its option, re-enter and take possession of the Premises, reserving its rights to collect damages sustained by reason of

Tenant's unlawful retention of possession of the Premises or any part thereof. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express written consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of 30 days' prior written notice or the earliest date permitted by law. In such event, Monthly Base Rent will be increased to an amount equal to 125% of the Monthly Base Rent payable during the last month of the Term for the first 60 days of holding over and 150% of the Monthly Base Retn payable during the last month of the Term thereafter, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. During such month-to-month tenancy, Tenant will observe every other term, condition, and covenant contained in this Lease. The foregoing notwithstanding, in the event Landlord and Tenant are in good faith negotiations for the renewal of this Lease, then the 125% holdover fee will only accrue on Landlord's books and records for the first 60 days of Tenant's holding over, however, Tenant will not be required to pay such holdover rent during the first 60 day period following the expiration of the Lease. If Landlord and Tenant agree to mutually acceptable renewal terms prior to the end of such 60 day period, all accrued holdover rent will be waived. If Landlord and Tenant have not mutually agreed upon renewal terms within such 60 days, then Tenant shall pay all accrued holdover Rent as well as any future holdover Rent.

27.12 Notices. Except as otherwise stated herein, any standard notice, request, demand, consent, approval, or other communication required or permitted under this Lease must be in writing and will be deemed to have been given when personally delivered, sent by facsimile with delivery acknowledged by the sending machine, deposited with any nationally recognized overnight carrier that routinely issues receipts, or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address(es) set forth in Section 1.1. ANY NOTICE REQUIRED TO EXERCISE ANY OPTION (IF APPLICABLE) MUST BE RECEIVED BY THE APPROPRIATE PARTY AT THE ADDRESS(ES) SET FORTH IN SECTION 1.1, NO LATER THAN THE DEADLINE DATE OF SUCH OPTION(S), (IF ANY), VIA NATIONALLY RECOGNIZED OVERNIGHT CARRIER, SIGNATURE AND RECEIPT REQUESTED OR CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID AND RETURN RECEIPT REQUESTED. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving 10 days' prior written notice of such change to the other party in the manner prescribed in this Section 27.12.

27.13 Severability. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision shall be deemed added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

27.14 Written Amendment Required. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease.

27.15 Entire Agreement. This Lease, the exhibits and addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the Building, or the Project.

27.16 Captions. The captions of the various articles and sections of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

27.17 Landlord's Default. In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord's default and Landlord will have 30 days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a 30-day period, to commence action and proceed diligently to cure such alleged default. A copy of such notice to Landlord will be sent to any holder of a mortgage on the Building or Project of which Tenant has been notified in writing, and any such holder will also have an additional like period to cure such alleged default. If Landlord shall fail to perform any of its obligations hereunder and such failure continues beyond any applicable grace or cure period provided hereunder, Tenant shall be entitled, at its election, to all remedies otherwise provided in this Lease and otherwise available in law or equity under the laws of the United States or the State in which the Project is located.

27.18 Authority. Tenant and Landlord represent to each other that the party executing this document is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to each other a resolution or similar document to that effect.

27.19 Brokers. Tenant and Landlord each represent and warrant to the other that it has not consulted or negotiated with any broker, finder or agent with regard to the Premises except the broker named in Section 1.1, if any. Tenant and Landlord shall each hold the other harmless and shall indemnify the other against all costs, expenses, attorney's fees, or other liability for commissions or other compensation or charges claimed by any broker, finder or agent claiming the same by, through or under the indemnifying party and such indemnity shall survive the expiration or earlier termination of this Lease.

27.20 Governing Law. This Lease will be governed by and construed pursuant to the laws of the state in which the Project is located.

27.21 Intentionally Omitted.

27.22 No Easements for Air or Light. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building will in no way affect this Lease or impose any liability on Landlord.

27.23 Tax Credits. Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Premises. Promptly after Landlord's demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant

finish allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided by Landlord.

27.24 Relocation of the Premises. Intentionally omitted.

27.25 Financial Reports. Within ten (10) days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord. Such request shall not occur more than twice in any calendar Year. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (a) to Landlord's lenders or prospective purchasers of the Project, (b) in litigation between Landlord and Tenant, and (c) if required by court order or subpoena.

27.26 Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Landlord will notify Tenant if any fees or costs will be paid by Landlord and Landlord will provide Tenant with notice of such costs. In the event Tenant decides to continue with such action or request for consent, Tenant will reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within 10 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

27.27 Binding Effect. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

27.28 Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships, or individuals, men or women, as the case may be, shall in all cases be assumed as though in each case fully expressed.

27.29 Definition of Landlord. All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of Landlord's beneficiaries and their partners, agents and employees and employees of their agents.

27.30 Rights Cumulative. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

27.31 Change of Building Name. Landlord reserves the right at any time and without liability to any tenant to change the name by which the Building or Project is designated.

27.32 Force Majeure. When a period of time is herein prescribed for any action to be taken by Landlord and/or Tenant, Landlord and Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord and Tenant.

27.33 Third Party Beneficiary. It is specifically understood and agreed that no person shall be a third party beneficiary hereunder, and that none of the provisions of this Lease shall be for the benefit of or be enforceable by anyone other than the parties hereto, and that only the parties hereto and their permitted assignees shall have rights hereunder.

27.34 No Joint Venture. Landlord and Tenant are not and shall not be deemed to be, for any purpose, partners or joint venturers with each other.

27.35 Remedies. If Tenant believes that Landlord has unreasonably withheld its consent in any instance in connection with this Lease or that Landlord is in default of any of its obligations hereunder, Tenant's sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld its consent or an order of specific performance or mandatory injunction in connection with Landlord's agreement to give its consent, and Tenant shall not be entitled to make claim for, and hereby expressly waives, any claim for damages by reason of Landlord's default or Landlord withholding its consent.

27.36 WAIVER OF JURY TRIAL. LANDLORD AND TENANT BY THIS SECTION 27.36 WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES TO THIS LEASE AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY OTHER CLAIMS (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE), AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY.

27.37 Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall use reasonable efforts to promptly notify Landlord thereof in writing.

27.38 Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

ARTICLE 28

GUARANTY Intentionally omitted.

REMAINDER OF PAGE INTENTIONALLY BLANK

Signature page to Office Lease between
Parkstone Office Center, LLC, as Landlord and
Sigma Holdings, LLC, d/b/a Fifth Gear
as Tenant for Suite 400 at
9100 Purdue Road, Parkstone Office Center

Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS:

____

Date: 11/19/2010

TENANT:

Sigma Holdings, LLC,
an Indiana limited liability company d/b/a Fifth Gear

By: ______________________________

Its: CFO

WITNESS:

____

Date: 11/23/10

LANDLORD:

Parkstone Office Center, LLC,
an Indiana limited liability company

By: ______________________________

Its: Manager

*****[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]*****

EXHIBIT A


13'-3"
11'-6"
19'-8"
13'-6"
15'-6"
12'-10"
12'-5"
10'-6"
20'-3"
27'-6"
25'-9"
14'-4"
13'-5"
12'-6"
12'-5"
11'-3"
6'-1"
10'-9"
12'-3"
17'-2"
11'-4"
11'-5"
11'-6"
15'-0"
NORTH
SCALE :
1/16"=1'-0"
FRIEDMAN
Friedman Real Estate Group, Inc.
9100 PARKSTONE
9100 N. PURDUE ROAD
INDIANAPOLIS, INDIANA
SUITE #400
KEYPLAN

EXHIBIT B

This Exhibit is attached to and made a part of the Lease by and between Parkstone Office Center LLC ("Landlord") and Sigma Holdings, LLC d/b/a Fifth Gear ("Tenant") for Premises in the Building located at 9100 Purdue Road, Indianapolis, IN 46268.

EXHIBIT A

PARCEL 1: (THE QUAD I)

Part of Blocks 201 and 231 in "College Park West" the plat of which is recorded as Instrument #71-50458 in the Office of the Recorder of Marion County, described as follows:

Beginning at the Northwest corner of said Block 201; thence North 90 degrees 00 minutes 00 seconds East and along the North line of said Block 201, 364.51 feet; thence South 18 degrees 50 minutes 00 seconds East 422.50 feet; thence South 71 degrees 10 minutes 00 seconds West 345.00 feet to a point on the West line of Block 231; thence North 18 degrees 50 minutes 00 seconds West along the West line of Block 231, 203.66 feet to the Northwest corner of Block 231 and Southwest corner of Block 201; thence continue North 18 degrees 50 minutes 00 seconds West 336.51 feet to the place of beginning.

PARCEL 2: (THE QUAD II)

Part of Blocks 201 and 231 in "College Park West"; an Addition in Marion County, Indiana, as per plat thereof, recorded September 20, 1971, as Instrument #71-50458, in the Office of the Recorder of Marion County, Indiana, described as follows:

Commencing at the Northwest corner of said Block 201; thence North 90 degrees 00 minutes 00 seconds East along the North line of Block 201, 364.51 feet to the point of beginning; thence North 90 degrees 00 minutes 00 seconds East 327.54 feet to the Northeast corner of Block 201; thence South 18 degrees 50 minutes 00 seconds East along said East line 316.77 feet to a point 12.95 feet North 18 degrees 50 minutes 00 seconds West of the Southeast corner of Block 201; thence South 71 degrees 10 minutes 00 seconds West 310.00 feet; thence North 18 degrees 50 minutes 00 seconds West 422.50 feet to the point of beginning.

Together with an appurtenant easement for sewers and other utilities as set out in grant recorded as Instrument #79-52949 in the Office of the Recorder of Marion County, Indiana, subject to the terms and conditions provided therein.

EXHIBIT B - CONTINUED

PARCEL B: (THE QUAD III)

A part of Block 231 in "College Park West" an Addition in Marion County,
Indiana, as per plat thereof, recorded as Instrument #71-50458 in the
Office of the Recorder of Marion County, described as follows: Beginning
at a point on the west line of said Block 231 South 18 degrees 50 minutes
00 seconds East 203.66 feet from the northwest corner thereof; thence
North 71 degrees 10 minutes 00 seconds East 345.00 feet; thence South 18
degrees 50 minutes 00 seconds East 422.50 feet; thence South 71 degrees
10 minutes 00 seconds West 345.00 feet to a point on the West line of
Block 231; thence North 18 degrees 50 minutes 00 seconds along said West
line 422.50 feet to the point of beginning.

Together with an appurtenant easement for sewers and other utilities as
set out in grant recorded as Instrument #79-52949 in the Office of the
Recorder of Marion County, Indiana, subject to the terms and conditions
provided therein.

PARCEL A: (THE QUAD IV)

Part of Blocks 201 and 231 in College Park West, an Addition in Marion
County, Indiana, as per plat thereof, recorded September 20, 1971, as
Instrument #71-50458, in the Office of the Recorder of Marion County,
Indiana, described as follows:

Beginning at the Northeast corner of said Block 231; thence North 18
degrees 50 minutes 00 seconds West along the East line of Block 201,
12.95 feet; thence South 71 degrees 10 minutes 00 seconds West 310.00
feet; thence South 18 degrees 50 minutes 00 seconds East 422.50 feet;
thence North 71 degrees 10 minutes 00 seconds East 310.00 feet to a point
on the East line of Block 231, thence North 18 degrees 50 minutes 00
seconds West along said East line 409.55 feet to the point of beginning.

Together with an appurtenant easement for sewers and other utilities as
set out in grant recorded as Instrument #79-52949 in the Office of the
Recorder of Marion County, Indiana, subject to the terms and conditions
provided therein.

EXHIBIT C

This Exhibit C is attached to and made a part of the Lease by and between Parkstone Office Center LLC ("Landlord") and Sigma Holdings, LLC ("Tenant") for Premises in the Building located at 9100 Purdue Road, Indianapolis, IN 46268.

RECITALS

This Workletter is attached to and forms a part of that certain office lease dated 11/23/10 (the "Lease"), pursuant to which Landlord has leased to Tenant office space in the building located at 9100 N. Purdue Road, Indianapolis, Indiana. Tenant requests and Landlord agrees to make certain initial improvements to the Premises (the "Work"), prior to occupancy, upon the terms and conditions contained in this Workletter.

1. Acceptance of Premises. Tenant accepts the Premises subject to Landlord delivering the Premises to Tenant in Ready for Occupancy condition; as such term is defined in the Lease and subject to latent defects in the Work, which defects must be identified by Tenant to Landlord in writing within twelve (12) months after the date of this Lease. As it relates to the Work, Landlord, at its sole cost and expense, shall correct any defects in workmanship or materials incorporated into the Premises, including the major components of the HVAC system, for a period of one (1) year following the Commencement Date of the Lease. Landlord agrees to assign to Tenant any and all warranties or guarantees applicable to work, equipment, materials or other items required to be furnished or installed by the Landlord.

2. Working Drawings. Landlord has prepared working drawings of the Work, which have been approved by Tenant (a copy of which is attached hereto as Exhibit C-1).

3. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building's common areas or elevator lobby areas or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in reasonable discretion. Landlord shall, upon completion of the Work, furnish Tenant with an accurate architectural 'as-built' plan of the Work as constructed, which plan shall be incorporated into this Exhibit C by this reference for all purposes. If Tenant requests any changes to the Work described in the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs and such increased costs shall be paid for by Tenant 50% up-front and 50% upon Substantial Completion of the change order work.

4. Definitions. As used herein, 'Working Drawings' shall mean the final working drawings approved by Landlord and Tenant, as amended from time to time by any approved changes thereto (the Working Drawings are attached hereto as Exhibit C-1), and 'the Work' shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings and the scope of work set forth on the proposal for construction services (the 'Proposal'; attached hereto as Exhibit C-2), together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by

the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings. As used herein 'Substantial Completion,' 'Substantially Completed,' and any derivations thereof means completion of construction of the Work without material deviation from the Working Drawings, subject only to punchlist items established pursuant to Section 5 below. 'Building's Structure' means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; 'Building's Systems' means the Building's HVAC, life-safety, plumbing, electrical, and mechanical systems; and 'Laws' means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Building, and 'Law' shall mean any of the foregoing. As used herein, a "Tenant Delay Day" means each day of delay in the performance of the Work that occurs 28.2 because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, 28.3 because of any change by Tenant to the Space Plans or Working Drawings, 28.4 because Tenant fails to attend any meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Working Drawings, or in connection with the performance of the Work, 28.5 because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or 28.6 because a Tenant Party otherwise delays completion of the Work.

1. Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and within three (3) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

2. Cost of Work. The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final "as-built" plan of the Work, costs of construction labor and Building standard materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law), shall be borne by Landlord and Tenant shall have no obligation whatsoever to reimburse Landlord for any cost or expense related in any way to the Work or the performing of the Work except as set forth in paragraph 3 of this Exhibit C.

3. Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between

the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building's Systems.

4. Construction Representatives. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord's Representative: James Parrinello
c/o Premier Construction
34975 W. 12 Mile Road
Farmington Hills, MI 48331
Telephone: 248-848-1249
E-mail – james.parrinello@freg.com

Tenant's Representative: Prior to Commencement Date:
6720 Parkdale Place
Indianapolis, IN 46254
Attn: Don Van der Wiel
Telephone: 317-713-8715
E-mail – dvanderwiel@infifthgear.com

5. Landlord's Representations and Warranties. Landlord represents and warrants that all HVAC equipment, mechanical, sprinkler, plumbing, electrical, water supply and sewage disposal facilities located in or servicing the Premises shall be in good working order and condition on the date that the Premises is delivered to Tenant. All of the Work shall be performed diligently and completed in a good and workmanlike manner in accordance with all standards established by the Landlord for construction and alterations in the Project and shall be in accordance with all applicable laws, codes and ordinances. All materials used or supplied in connection with the Work shall be of commercially reasonable quality.

6. Miscellaneous. To the extent not inconsistent with this Exhibit, Article 14 and Article 16 of the Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

By signing below, the undersigned agrees and acknowledges that the improvements set forth in this Exhibit C and in Exhibit C-1 and C-2 represent the entire Scope of Work to be performed in the Premises. Any work beyond that set forth in Exhibits C, C-1 and C-2 will be performed on a proposal basis at the sole cost and expense of Tenant pursuant to Paragraph 3 of this Workletter. On behalf of Tenant, I am a duly authorized representative and as such have authority to approve this Workletter and the attachments hereto.

TENANT:
Sigma Holdings, LLC an Indiana limited liability company d/b/a Fifth Gear

By: [signature]

Its: CFO

EXHIBIT C-1
WORKING DRAWINGS


5TH GEAR
PARKSTONE - SUITE #400
9100 N.PURDUE
INDIANAPOLIS, INI
FLOOR PLAN SYMBOL LEGEND
PRELIMINARY FLOOR PLAN
PRELIMINARY DEMO PLAN
SHEET KEYNOTES
5TH GEAR
FINSILVER/FRIEDMAN
A1

EXHIBIT C-2
PROPOSAL

PREMIER CONSTRUCTION
COMPANIES, INC
34975 W. Twelve Mile Road
Farmington Hills, MI 48331
Direct Phone: (248) 848-1243
Direct Fax: (248) 848-9049

Client	5th Gear
Address	9100 North Pursue Suite 400
City/State	Indianapolis, IN 46268
Attn:	Eric Stutzey
Quote Date:	Proposal Number 2
Bill To:	Parkstone Office Center
Desc:	Workone Preliminary
Plans/Date:	FFMC Plans 11.12.10

Item	Description	Units	Quantity
1	**Architectural and Engineering Fees**		
	Allowance for construction and engineering drawings	SF	0
	Space planning and finish selections	LS	1
2	**Construction Bonds, Permit & Plan Review Fee**		
	Allowance for permit fees	Allowance	0
3	**Site Preparation**		
	Demo	LS	1
	Construction clean-ups	LS	1
	Dumpsters	Qty	4
4	**Carpentry**		
	Carpentry	LS	1
	Backing	Qty	7
	Cores for lockset	Allowance	1
5	**Millwork**		
	Replace cabinets/ countertops in 221 with new laminate	LF	21
	New shelf and rod in on coat closet	LF	8
6	**Floorcoverings**		
	Furnish and install flooring per plans	LS	1
7	**Wall finishes**		
	Furnish and install painting throughout the suite	LS	1
	Stain doors	Qty	28
8	**Fire Suppression**		
	Rework the existing system to accommodate the plan	LS	1
9	**HVAC**		
	Furnish and install HVAC per plans	LS	1
10	**Plumbing**		
	Per plans	LS	1
11	**Fire alarm devices**		
	Rework the existing system to accommodate the plan	LS	1
12	**Electrical**		
	Electrical per plans	LS	1
	Power for Wall mounted TV's	Qty	7
13	**Specialties**		
	Fire Extinguishers	Qty	6
	Sub Total Expenses & Overhead 5% Construction Management & Supervision 10%		
	Total All Items		

Notes:

1. Bid is based on FFMC plans dated 11-12-10.
2. Low voltage is not included.
3. Security system is not included.
4. Cubicle furnish and/or install is not included
5. Price includes backing and power for (7) wall mounted Plasma Televisions

Alternates: **Tenant Alternates Are Not Included In This Proposal**

1. Glass Walls
2. Folding Partition

ACCEPTANCE OF PROPOSAL: The above stated prices, specifications and conditions are satisfactory and h[illegible] entity requesting this proposal is a corporation, partnership or entity other than an individual or sole proprietor, i[illegible] understood the undersigned is authorized to accept this proposal on behalf of such entity.

By/Date: ______________________________

Title: ______________________________

EXHIBIT D

RULES AND REGULATIONS

1. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the Building, or any equipment, finishings, or contents of the Building, and Tenant will comply with Landlord's reasonable requirements relative to such systems and procedures.

2. The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building will not be obstructed by any tenants or used by any of them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and Landlord will in all cases retain the right to control and prevent access to such halls, passages, exits, entrances, elevators, and stairways of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants, provided that nothing contained in these rules and regulations will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant will go upon the roof of the Building except such roof or portion of such roof as may be contiguous to the Premises of a particular tenant and may be designated in writing by Landlord as a roof deck or roof garden area. No tenant will be permitted to place or install any object (including without limitation radio and television antennas, loudspeakers, sound amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the Building or on the roof of the Building.

3. No sign, placard, picture, name, advertisement, or written notice visible from the exterior of Tenant's Premises will be inscribed, painted, affixed, or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed, or inscribed at the expense of the Tenant by a person approved by Landlord. Other than draperies expressly permitted by Landlord and building standard window treatments, material visible from outside the Building will not be permitted. In the event of the violation of this rule by Tenant, Landlord may remove the violating items without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule.

4. No cooking will be done or permitted by any tenant on the Premises, except in areas of the Premises which are specially constructed for cooking and except that use by the tenant of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

5. No tenant will employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those

approved by Landlord will be permitted to enter the Building for the purpose of cleaning it. No tenant will cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Should Tenant's actions result in any increased expense for any required cleaning, Landlord reserves the right to assess Tenant for such expenses.

6. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, caused the same.

7. No tenant, or tenant's invitees or licensees, will in any way deface any part of the Premises or the Building of which they form a part. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

8. No tenant will alter, change, replace, or rekey any lock or install a new lock or a knocker on any door of the Premises. Landlord, its agents, or employees will retain a pass (master) key to all door locks on the Premises. Any new door locks required by Tenant or any change in keying of existing locks will be installed or changed by Landlord following tenant's written request to Landlord and will be at Tenant's expense. All new locks and rekeyed locks will remain operable by Landlord's pass (master) key. Landlord will furnish each tenant, free of charge, with two (2) keys to each suite entry door lock on the Premises. Landlord will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to Landlord all keys and access cards for the Premises and Building that have been furnished to such tenant.

9. The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant's equipment, material, furniture, or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient, in Landlord's sole opinion, to cover all personal liability, theft or damage to the Project, including but not limited to floor coverings, doors, walls, elevators, stairs, foliage, and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-Business Hours unless Landlord agrees in writing otherwise. Tenant will be responsible for the provision of building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any

such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of Tenant. Landlord reserves the right to inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these rules and regulations or the Lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by Landlord, and Landlord will not be responsible for the loss or damage of any such property.

10. No tenant will use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in tenant's normal operations in the Premises, which shall be stored in accordance with applicable law. Without Landlord's prior written approval, no tenant will use any method of heating or air conditioning other than that supplied by Landlord. No tenant will use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises.

11. Tenants shall not, prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mover, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mover, mechanic or laborer or such materials would, in Landlord's opinion, create any difficulty, strike or jurisdictional dispute with other contractors, movers, mechanics or laborers engaged by Landlord, tenants, or others, or would in any way adversely disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building, Project or any part thereof. Any tenant, upon demand by Landlord, shall cause all contractors, movers, mechanics, laborers or materials causing such interference, difficulty or conflict to leave or be removed from the Project immediately.

12. Landlord will have the right to prohibit any advertising by Tenant mentioning the Building that, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant will refrain from or discontinue such advertising.

13. Tenant will not bring any animals (except "Seeing Eye" dogs) or birds into the Building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

14. All persons entering or leaving the Building between the hours of 6 p.m. and 7 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, and holidays will comply with such off-hour regulations as Landlord may establish and modify from time to time. Landlord reserves the right to limit reasonably or restrict access to the Building during such time periods.

15. Each tenant will store all its trash and garbage within its Premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such

purposes and at such times as Landlord designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials, and boxes will be the responsibility of each tenant and all such items except for office supply type boxes and packing materials may not be disposed of in the Building trash receptacles nor will they be removed by the Building's janitorial service, except at Landlord's sole option and at the tenant's expense. No furniture, appliances, equipment, or flammable products of any type may be disposed of in the Building trash receptacles.

16. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building are prohibited, and each tenant will cooperate to prevent the same.

17. The requirements of the tenants will be attended to only upon application by written, personal, or telephone notice at the office of the Building. Employees of Landlord or Landlord's agent will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

18. A directory of the Building will be provided for the display of the name and location of tenants only. All entries on the Building directory display will conform to standards and style set by Landlord in its sole discretion. Space on any exterior signage will be provided in Landlord's sole discretion. No tenant will have any right to the use of any exterior sign.

19. Tenant will use reasonable efforts to see that the doors of the Premises are closed and locked and that all water faucets, water apparatus, and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage, and for any failure to comply or carelessness in this regard Tenant will make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants will keep the doors to the Building corridors closed at all times except for ingress and egress.

20. Tenant will not conduct itself in any manner that is inconsistent with the character of the Building as a first quality building or that will adversely impair the comfort and convenience of other tenants in the Building.

21. Tenant (including tenant's employees, agents, invitees, and visitors) will use the parking spaces solely for the purpose of parking passenger model cars, small vans, and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the parking areas. The parking areas will not be used by Tenant, its agents, or employees, for overnight parking of vehicles, except with Landlord's prior consent. Tenant will use reasonable efforts to ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak oil, grease, gasoline, or any other fluids. If any of the parking spaces are at any time used (a) for any purpose other than parking as provided above or (b) in any way or manner reasonably objectionable to Landlord.

22. No act or thing done or omitted to be done by Landlord or Landlord's agent during the term of the Lease in connection with the enforcement of these rules and regulations will constitute an eviction by Landlord of any tenant nor will it be deemed an acceptance of surrender of the Premises by any tenant, and no agreement to accept such termination or surrender will be valid unless in a writing signed by Landlord. The delivery of keys to any employee or agent of Landlord will not operate as a termination of the Lease or a surrender of

the Premises unless such delivery of keys is done in connection with a written instrument executed by Landlord approving the termination or surrender.

23. No real/live Christmas Trees will be permitted anywhere in the Leased Premises.

24. In these rules and regulations, the term "tenant" includes the employees, agents, invitees, and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

25. Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such rules and regulations in favor of any other tenant or tenants, nor prevent Landlord from enforcing any such rules and regulations against any or all of the tenants of the Building after such waiver.

26. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

27. These rules and regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the Lease.

EXHIBIT E

GUARANTY OF LEASE

Intentionally omitted.

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between Parkstone Office Center, LLC ("Landlord") and Sigma Holdings, LLC d/b/a Fifth Gear ("Tenant") for Premises in the Building located at 9100 N. Purdue Road, Indianapolis, Indiana 46268.

1. OPTIONS TO EXTEND TERM: Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for two (2) additional periods of two (2) years each, by delivering written notice of the exercise thereof to Landlord not less than one hundred eighty (180) days nor more than two hundred seventy (270) days before the expiration of the Term or extended Term, as the case may be. If Tenant does not renew the Term for the first additional period, Tenant's right to renew for the second additional period shall be null and void and of no further force and effect. The Base Rent payable for each month during such extended Term shall be the prevailing rental rate (the "Prevailing Rental Rate"), at the commencement of such extended Term, for renewals of space in Buildings of equivalent quality, size, utility and within the immediate vicinity of the Building, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within thirty (30) days after receipt of Tenant's notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a) Base Rent shall be adjusted to the Prevailing Rental Rate;

(b) Operating Expenses Base and Real Estate Taxes Base shall be adjusted to the calendar year in which the extended Term commences;

(c) Tenant shall have no further renewal option unless expressly granted by Landlord in writing;

(d) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant's rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease. In the event Tenant delivers to Landlord timely notice of Tenant's objection to the Prevailing Rental Rate determined by Landlord, then Landlord and Tenant shall negotiate for a period of thirty (30) days in an effort to reach agreement concerning the Prevailing Rental Rate. If Landlord and Tenant cannot agree upon such Prevailing Rental Rate within said thirty (30) day period, then Landlord and Tenant shall each select a real estate broker, with at least ten (10) years experience in the commercial real estate leasing business in the Indianapolis, Indiana area,

and each such broker shall make a determination of such Prevailing Rental Rate. If the lower of the two determinations is not less than ninety-five percent (95%) of the higher of the two determinations, then the average of the two determinations shall be the Prevailing Rental Rate. If the lower of the two determinations is less than ninety-five percent (95%) of the higher of the two determinations, then the two brokers shall render separate written reports of their determinations and within fifteen (15) days thereafter the two brokers shall appoint a third broker with like qualifications. Such third broker shall be furnished the written reports of the first two brokers. Within fifteen (15) days after the appointment of the third (3rd) broker, the third broker shall appraise the Prevailing Rental Rate. The Prevailing Rental Rate for purposes of this Section shall equal the average of the two closest determinations; provided, however, that (a) if any one determination is agreed upon by any two of the brokers, then the Prevailing Rental Rate shall be such determination, and (b) if any one determination is equidistant from the other two determinations, then the Prevailing Rental Rate shall be such middle determination. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker.

Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant sublets the Lease for the entire Premises, (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

2. TERMINATION OPTION: Provided (i) no Event of Default exists, (ii) Tenant has not assigned all or any portion of the Lease (except for a permitted transfer pursuant to Article 9.6), and (iii) Tenant is itself in possession of the Premises, then Tenant shall have the option to terminate the Lease effective on the last day of the sixtieth (60th) month of the Term contingent upon Tenant providing Landlord a timely Termination Notice (defined below) and the Termination Fee (defined below).

(a) Tenant must deliver to Landlord prior written notice of exercising this Termination Option (the "Termination Notice"). The Termination Notice must be delivered to Landlord prior to the end of the 48th month of the Term.

(b) In consideration of Landlord providing Tenant with this early termination right, Tenant shall pay to Landlord a termination fee in an amount equal to the unamortized portion of the Work, leasing commissions, FF&E Allowance (defined below) and rent abatement, plus eight percent (8%) annual interest thereon (the "Termination Fee"); provided, that, the Termination Fee payable by Tenant hereunder shall not exceed One Hundred Thousand and No/100 Dollars ($100,000.00). The Termination Fee shall be payable by Tenant to Landlord simultaneously with Tenant's delivery of the Termination Notice.

(c) Failure to submit a timely Termination Notice or the Termination Fee shall not be subject to any notice or cure period.

(d) This early termination right shall be personal to Tenant and shall not be assignable or transferable to any other party whatsoever.

3. SIGNS: Except for signs that are located inside the Premises and are not visible outside the Premises, no signs will be placed in the Premises, Building or Project without the prior written consent of Landlord as to size, design, color, location, content, illumination,

composition, material, and mobility. All signs will be maintained by Tenant in good condition during the Term. Tenant shall remove all signs at the end of the Term and shall repair and restore any damage caused by their installation or removal. Landlord, at its sole cost and expense, shall install Tenant's name and suite location on the directory located in the first floor of the Building and at the entry to tenants' suite, complying with Building standard design rules and subject to Landlord's final review and approval.

Subject to Tenant: (i) complying with all applicable Legal Requirements, (ii) obtaining all necessary approvals, permits and consents from the applicable governmental authorities, (iii) obtaining Landlord's prior approval to the plans and specifications, (iv) not being in default under the Lease, and (vi) leasing at least 12,612 square feet in the Building, Tenant shall have the right to install and maintain one (1) sign on the exterior of the Building ("Exterior Signage"), on the north side of the building in a location to be mutually determined, as soon as practically possible after the Commencement Date. The cost of design, fabrication, installation, removal, governmental approvals and utilities required for the exterior signage (collectively, "Signage Costs") shall be at Tenant's sole costs and expense. Landlord shall review and approve the plans and specifications for the Exterior Signage prior to submission to any governmental authority and shall also have the right to approve any changes to the plans and specifications. The Exterior Signage shall not create any structural issues for the Building and shall be of a design, color scheme and type consistent with the appearance of the Building as determined solely by Landlord. Landlord shall reasonably cooperate with Tenant in connection with Tenant obtaining any necessary permits, approvals and consents for the Exterior Signage; however, Tenant shall reimburse Landlord for any reasonable costs incurred by Landlord in connection with such cooperation. This right is personal to Tenant and may not be assigned or used by any other party including, without limitation, Tenant's assignees or subtenants. Tenant shall be responsible for maintaining, repairing and insuring the Exterior Signage throughout the Term and any extension thereof. Tenant shall, at its sole cost and expense, be responsible for removing the Exterior Signage upon termination of the Term and restoring any damage caused by the removal of the same. If Tenant fails to timely remove the Exterior Signage, Landlord shall have the right, but not the obligation, to remove the Exterior Signage or any portion thereof, restore any damage caused thereby, and charge Tenant, as Additional Rent hereunder, the cost of the removal and the restoration plus a 15% administrative fee. Tenant's inability to obtain the necessary permits, approvals or consents for the Exterior Signage shall not entitle Tenant to terminate this Lease, seek a reduction in Rent or obtain any other concessions from Landlord. The parties acknowledge that the Tenant's ability to install the Exterior Signage is at Tenant's sole risk. The obligations of Tenant under this Paragraph of the Lease shall survive any expiration or termination hereof.

4. <u>FURNITURE</u>: Landlord and Tenant agree and acknowledge that Landlord may provide Tenant with certain items of office furniture to include no more than 45 workstations from Landlord's stock of Herman Miller Action Office workstations. Landlord will furnish, install and provide electric power to the workstations. Tenant will be solely responsible, at Tenant's sole cost and expense, any data, phone or other IT wiring for the workstations. The power to be provided will be from the ceiling and not floor cores. Tenant may request floor cores at Tenant's sole cost and expense. Landlord will allow Tenant to use such furniture at no additional cost to Tenant. Landlord makes no representation or warranty of any kind regarding the condition of such furniture, or whether it is suitable for Tenant's use. Tenant accepts the furniture in its current "As-Is" condition and Tenant shall be responsible, at Tenant's sole cost

and expense, for the maintenance and repair of such furniture. Tenant further acknowledges that title to the furniture shall remain in Landlord's name and that Tenant shall return all of the furniture to Landlord upon the expiration or earlier termination of this Lease in its current condition, reasonable wear and tear excepted.

5. FURNITURE, FIXTURES AND EQUIPMENT ALLOWANCE: Landlord shall provide to Tenant a Furniture, Fixtures and Equipment Allowance ("FF&E Allowance") in the amount of $2.50 per RSF ($31,530.00) to be used towards Tenant's costs of moving into the Premises, purchasing and installing furniture, fixtures and equipment, including IT wiring, and Tenant's exterior signage.

Tenant shall submit a written request for payment of the FF&E Allowance, along with supporting invoices, to Landlord within six (6) months of the Commencement Date or the FF&E Allowance shall be deemed forfeited. Tenant's failure to submit the written request and invoices in the time provided shall not be subject to any notice and cure period, and shall discharge Landlord's obligation to pay the FF&E Allowance. Provided Tenant has submitted the invoices timely and no Event of Default then exists, Landlord shall pay to Tenant the entire FF&E Allowance (or so much thereof as has been expended as reflected in the invoices) within thirty (30) days after receipt of the written request and invoices.

Acknowledged and agreed to by TENANT:

Sigma Holdings, LLC, an Indiana limited liability company d/b/a Fifth Gear

By: [signature]

Its: CFO

Date: 11/19/10,

EXHIBIT G

CONTROLLABLE OPERATING EXPENSES

Controllable Expense Definition: "Those things over which decisions can be exercised concerning the amount of money to be paid out."

	X = LL Controllable
JANITORIAL SERVICE *	X
MANAGEMENT FEES	X
TRASH REMOVAL	
WATER SEWER	
BUILDING SUPPLIES	X
ELEVATOR SERVICE, R&M	
INSURANCE	
GAS	
LAWN MAINT-SPRINKLER R&M	X
SNOW REMOVAL/SALTING	
PARKING LOT CLEANING	X
PARKING LOT MAINTENANCE AND REPAIR	
HVAC REPAIRS & MAINT/SUPPLIES	
REPAIRS & MAINTENANCE	
ELECTRICITY	
INTERIOR PLANT MAINT.	X
WINDOW CLEANING	X
SIGNS	X
DAY PORTER *	X
ROOF REPAIRS	
SECURITY COSTS*	X
FIRE EQUIPMENT SRVC/MAINT	X
PHONE/ALARM	X
EXTERMINATING	X
UNIFORMS	X
MAINTENANCE MAN SERVICES *	
REAL ESTATE TAXES	
ONSITE OFFICE EXPENSES	X

*Any increases in the cost of janitorial, porter, maintenance man, or security services that results from increases to minimum wage laws, collective bargaining agreements, or other similar legal requirements shall NOT be capped